Exhibit 99.2

ARTILIUM FINANCIAL STATEMENTS

ARTILIUM PLC

Introduction

We have been engaged by the Company to review the condensed set of financial statements in the interim financial information for the nine months ended 31 March 2017 and 31 March 2018 which comprises the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of financial position, the consolidated statement of changes in equity, the consolidated cash flow statements and related notes. We have read the other information contained in the interim financial information and considered whether it contains any apparent misstatements or material inconsistencies with the information in the condensed set of financial statements.

Directors’ responsibilities

The interim financial information is the responsibility of, and has been approved by, the Directors. The Directors are responsible for preparing the interim financial information in accordance with the recognition and measurement principles of International Financial Reporting Standards (IFRS) as adopted by the European Union. The Directors, in addition, have also applied the recognition and measurement principles of IFRSs as issued by the International Accounting Standards Board (IASB).

The annual financial statements of the Group are prepared in accordance with IFRSs as adopted by the European Union. The condensed set of financial statements included in this interim financial report has been prepared in accordance with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as adopted by the European Union and the recognition and measurement criteria of IFRSs as issued by the International Accounting Standards Board (IASB).

Our responsibility

Our responsibility is to express to the Company a conclusion on the condensed set of financial statements in the interim financial report based on our review.

Scope of review

We conducted our review in accordance with International Standard on Review Engagements (UK and Ireland) 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”, issued by the Auditing Practices Board for use in the United Kingdom. A review of interim financial information consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing (UK), and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion

Based on our review, nothing has come to our attention that causes us to believe that the condensed set of financial statements in the interim financial report for the nine months ended 31 March 2017 and 31 March 2018 is not prepared, in all material respects, in accordance with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as adopted by the European Union and IFRSs as issued by the IASB.

PKF Littlejohn LLP

28 June 2018

ARTILIUM PLC

CONDENSED CONSOLIDATED INCOME STATEMENT

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Continuing Operations
Revenue	10,675	8,103
Cost of sales	(3,908)	(2,025)
Gross profit	6,767	6,078
Depreciation and amortization	(1,251)	(1,324)
Administrative expenses before redundancy costs	(6,333)	(5,859)
Redundancy costs	(131)	(287)
Administrative expenses	(6,464)	(6,146)
Operating loss	(948)	(1,392)
Finance costs	(87)	(352)
Loss before tax	(1,035)	(1,744)
Tax credit	169	170
Loss for the period from continuing operations attributable to owners of the Company	(866)	(1,574)

Reconciling table operating result-adjusted EBITDA

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Operating loss	(948)	(1,392)
Redundancy costs	131	287
Depreciation, amortization and impairments	1,251	1,324
Adjusted EBITDA	434	219

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Loss for the period	(866)	(1,574)
Other comprehensive income:
Items that may be subsequently reclassified to profit or loss
Exchange differences on translation of foreign operations	316	148
Change in fair value of available for sale financial assets	2,915	-
Total comprehensive income for the period attributable to owners of the Company	2,365	(1,426)

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Non-current assets
Goodwill	20,616	17,127
Other intangible assets	2,792	3,991
Property, plant and equipment	497	407
Available for sale financial assets	6,393	-
	30,298	21,525
Current assets
Inventories	81	104
Trade and other receivables	3,467	3,731
Cash and cash equivalents	2,220	3,531
	5,768	7,366
Total assets	36,066	28,891
Non-current liabilities
Deferred tax liabilities	191	458
Bank loans	14	20
Other borrowings	275	1,164
Other payables	3,500	4,200
	3,980	5,842
Current liabilities
Trade and other payables	5,111	4,224
Other borrowings	500	1,309
Bank loans	10	90
	5,621	5,623
Total liabilities	9,601	11,465

CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Continued)

	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Equity attributable to owners of the Company
Share capital	22,928	20,267
Share premium	50,151	47,480
Shares to be issued	1,489	-
Merger relief reserve	1,488	1,488
Capital redemption reserve	6,503	6,503
Available for sale reserve	2,915	-
Translation reserve	(1,840)	(2,195)
Own shares	(2,336)	(2,336)
Retained deficit	(54,833)	(53,781)
Total equity	26,465	17,426
Total liabilities and equity	36,066	28,891

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Share capital	Share premium account	Merger relief reserve	Shares to be issued	Capital redemption reserve	Available for sale reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Balance at 1 July 2017	20,267	47,480	1,488	125	6,503	-	(2,156)	(2,336)	(53,967)	17,404

Unaudited:
Nominal value of shares issued and to be issued	2,661	-	-	626	-	-	-	-	-	3,287
Premium arising on issue of shares and shares to be issued	-	2,671	-	863	-	-	-	-	-	3,534
Movement in shares to be issued	-	-	-	(125)	-	-	-	-	-	(125)
Total transaction with owners, recognised directly in equity	2,661	2,671	-	1,364	-			-	-	6,696
Loss for the period	-	-	-	-	-	-	-	-	(866)	(866)
Other comprehensive income	-	-	-	-	-	2,915	316	-	-	3,231

Total comprehensive income for the period	-	-	-	-	-	2,915	316	-	(866)	2,365

Balance at 31 March 2018	22,928	50,151	1,488	1,489	6,503	2,915	(1,840)	(2,336)	(54,833)	26,465

	Share capital	Share premium	Merger relief reserve	Shares to be issued	Capital redemption reserve	Available for sale reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Balance at 1 July 2016	19,601	47,379	1,488	-	6,503	-	(2,343)	(2,336)	(52,207)	18,085
Unaudited:
Nominal value of shares issued	666	-	-	-	-	-	-	-	-	666
Premium arising on issue of shares	-	101	-	-	-	-	-	-	-	101
Total transaction with owners, recognised directly in equity	666	101	-	-	-	-	-	-	-	767
Loss for the period	-	-	-	-	-	-	-	-	(1,574)	(1,574)
Other comprehensive income - currency translation differences	-	-	-	-	-	-	148	-	-	148
Total comprehensive income for the period	-	-		-	-	-	148	-	(1,574)	(1,426)
Balance at 31 March 2017	20,267	47,480	1,488		6,503		(2,195)	(2,336)	(53,781)	17,426

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	9 months	9 months
	ended	ended
	31 March	31 March
	2018	2017
	Unaudited	Unaudited
	€’000	€’000
Loss from continuing operations before tax	(1,035)	(1,744)
Depreciation of property, plant and equipment	231	273
Amortisation of intangible assets	1,020	1,051
Share based payments	476	467
Finance costs	87	352
Foreign exchange differences	-	(6)
(Increase)/decrease in receivables	(717)	288
Increase in payables	710	2,159
Decrease in inventory	3	26
Net cash generated from operating activities	775	2,866
Investing activities
Acquisition of subsidiaries and businesses, net of cash acquired	(2,000)	175
Purchase of property, plant and equipment	(195)	(209)
Loans repaid	1,000	-
Loans advanced	-	(1,000)
Net cash used in investing activities	(1,195)	(1,034)
Financing activities
Proceeds on issue of shares	1,228	-
Proceeds from borrowings	-	1,751
Interest paid	(87)	(312)
Repayment of borrowings	(1,364)	(162)
Net cash generated from/(used in) financing activities	(223)	1,277
Net (decrease)/increase in cash and cash equivalents	(643)	3,109
Cash and cash equivalents at beginning of the period	2,863	422
Cash and cash equivalents at the end of the period	2,220	3,531

NOTES TO THE CONDENSED CONSOLIDATED HALF YEARLY FINANCIAL STATEMENTS

1. Nature of operations and general information

Artilium plc and its subsidiaries (together ‘the Group’) operates in the business to business communications sector delivering innovative software solutions which layer seamlessly over disparate fixed, mobile and IP networks to enable the deployment of converged services and applications. Artilium plc is incorporated and domiciled in the United Kingdom. The address of its registered office is 9-13 St. Andrew Street, London EC4A 3AF. The Group’s principal place of business is Belgium, Germany and the Netherlands.

2. Basis of preparation

These unaudited condensed consolidated financial statements have been prepared under the historical cost convention and in accordance with the AIM Rules for Companies. As permitted, the Group has chosen not to adopt IAS 34 “Interim Financial Statements” in preparing this interim financial information. The unaudited condensed consolidated financial statements should be read in conjunction with the annual financial statements for the year ended 30 June 2017 and 30 June 2016, which have been prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the European Union. The Group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

The unaudited condensed consolidated financial statements do not constitute statutory financial statements within the meaning of the Companies Act 2006. They have been prepared on a going concern basis in accordance with the recognition and measurement criteria of IFRSs as adopted by the European Union and IFRSs as issued by the IASB. Statutory financial statements for the year ended 30 June 2017 and 30 June 2016 were approved by the Board of Directors on 30 October 2017 and 3 November 2016 respectively, and delivered to the Registrar of Companies. The report of the auditor on those financial statements was unqualified.

The same accounting policies, presentation and methods of computation are followed in these unaudited condensed consolidated financial statements as were applied in the preparation of the Group’s annual audited financial statements for the years ended 30 June 2017 and 30 June 2016.

The preparation of unaudited condensed consolidated half yearly financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the end of the reporting period. Significant items subject to such estimates are set out in the Group’s Annual Report and Financial Statements for the years ended 30 June 2017 and 30 June 2017. Except as described below, the nature and amounts of such estimates have not changed significantly during the interim periods.

The presentational currency of the Group is round thousand Euros.

Basis of consolidation

The unaudited condensed consolidated financial statements incorporate the financial statements of Artilium plc and the entities controlled by the Company. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

All material intra-group transactions, balances, income and expenses are eliminated on consolidation.

Going concern

The Directors have adopted the going concern basis in preparing the condensed consolidated financial statements, having carried out a going concern review. In carrying out the review the Directors have made assumptions about the future revenue that will be generated based on its pipeline. The Directors are satisfied that the going concern basis is appropriate.

Intangibles

IAS 36 requires the Directors to consider intangible assets and goodwill for impairment on an annual basis. The last review was performed at 30 June 2017 and has not been updated at the interim date.

Artilium plc

Report and financial statements 2017

Artilium plc

Independent auditors report to the members of Artilium plc

Opinion

We have audited the financial statements of Artilium plc (the ‘parent company’) and its subsidiaries (the ‘group’) for the year ended 30 June 2017 which comprise the Consolidated Income Statement, the Consolidated Statement of Comprehensive Income, the Consolidated and Parent Company Statements of Financial Position, the Consolidated and Parent Company Statements of Changes in Equity, the Consolidated and Parent Company Statements of Cash Flows and notes to the financial statements, including a summary of significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union.

In our opinion, the financial statements:

•	give a true and fair view of the state of the group’s and of the parent company’s affairs as at 30 June 2017 and of the group’s loss for the year then ended;
•	have been properly prepared in accordance with IFRSs as adopted by the European Union; and
•	have been prepared in accordance with the requirements of the Companies Act 2006.

Separate opinion in relation to IFRSs as issued by the IASB

The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

In our opinion the financial statements give a true and fair view of the financial position of the group as at 30 June 2017 and of its consolidated financial performance and its cash flows for the year then ended in accordance with IFRSs as issued by the IASB.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the financial statements section of our report. We are independent of the Group and Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC’s Ethical Standard as applied to listed entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

We have nothing to report in respect of the following matters in relation to which the ISAs (UK) require us to report to you where:

•	the directors’ use of the going concern basis of accounting in the preparation of the financial statements is not appropriate; or
•	the directors have not disclosed in the financial statements any identified material uncertainties that may cast significant doubt about the group’s or the parent company’s ability to continue to adopt the going concern basis of accounting for a period of at least twelve months from the date when the financial statements are authorised for issue.

Artilium plc

Independent auditors report to the members of Artilium plc

Our application of materiality

The scope of our audit was influenced by our application of materiality. The quantitative and qualitative thresholds for materiality determine the scope of our audit and the nature, timing and extent of our audit procedures. Group materiality was €120,000 based upon revenues and the result before tax. The parent company has no trading activity and materiality was €120,000 based upon the net assets and the result before tax. For each component in the scope of our group audit, we allocated a materiality that is less than our overall group materiality.

An overview of the scope of our audit

As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements. In particular, we looked at areas involving significant accounting estimates and judgement by the Directors and considered future events that are inherently uncertain. As in all of our audits, we also addressed the risk of management override of internal controls, including among other matters consideration of whether there was evidence of bias that represented a risk of material misstatement due to fraud. Of the 10 reporting components of the group, we selected 8 components covering entities within Belgium, Netherlands and the UK and which represent the principal business units within the group. Of the 8 components selected, a full scope audit was performed on the complete financial information of 7 components and, for the other component, we performed audit procedures on significant accounts based on size or risk profile to the Group. For the remaining 2 reporting components, audit procedures were undertaken in response to potential risks of material misstatement to the group financial statements.

Of the 10 reporting components of the group, 8 are located in Belgium and the Netherlands and audited by a PKF network firm operating under our instruction. The Senior Statutory Auditor interacted regularly with the component audit team during all stages of the audit and was responsible for the scope and direction of the audit process. This, in conjunction with additional procedures performed, gave us appropriate evidence for our opinion on the group and parent company financial statements.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the financial statements of the current period and include the most significant assessed risks of material misstatement (whether or not due to fraud) we identified, including those which had the greatest effect on: the overall audit strategy, the allocation of resources in the audit; and directing the efforts of the engagement team. These matters were addressed in the context of our audit of the financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

Key audit matter	How our audit addressed the key audit matter

Carrying value of goodwill and intangible assets

The Group carries a material amount of goodwill and separately identifiable intangible assets arising from business combinations and asset acquisitions in its Statement of Financial Position.

The Group has goodwill of €17.127 million and other intangible assets of €3.812 million as at 30 June 2017 principally contained within 3 cash generating units. Goodwill must be tested for impairment on at least an annual basis whilst other intangible assets are assessed for indicators of impairment.

The determination of recoverable amount, being the higher of value in use and fair value less disposal costs, requires judgement by management in identifying and then valuing the cash generating units. Recoverable amounts are based on management’s view of key variables such as revenue and EBITDA growth rates and the most appropriate discount rate.

The headroom in the 2016 and 2017 value in use calculations are sensitive to possible changes in key assumptions.

We reperformed management’s value in use calculations and assessed the categorisation of cash generating units, which we found to be satisfactory.

We discussed the basis of the key assumptions with management, in particular regarding revenue growth and EBITDA, and critically assessed the cash flow forecasts.

We performed sensitivity analysis on the headroom to changes in key assumptions.

We assessed the accuracy of management budgets and forecasts used in the prior year value in use calculations to actual results achieved in the current period.

Artilium plc

Independent auditors report to the members of Artilium plc

Key audit matter	How our audit addressed the key audit matter

Revenue recognition

The Group has numerous revenue streams comprising platform services, sale of software, professional services, sale of hardware and maintenance. Each stream has different revenue recognition criteria considerations.

We updated our understanding of the internal control environment in operation for the significant revenue streams and undertook a walk-through to ensure the key controls within these systems operated during the period.

We reviewed the key contractual terms and terms of business with customers to identify the material performance obligations.

We undertook substantive testing on revenue recognised in the financial statements, including deferred and accrued income recognised at the year end, to ensure revenue had been recognised in accordance with the disclosed accounting policy for revenue recognition.

We undertook a review of invoices, credit notes and cash receipts post year end to ensure the completeness of income recognised in the accounting period.

Other information

The other information comprises the information included in the Annual Report, other than the financial statements and our auditor’s report thereon. The directors are responsible for the other information. Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon. In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether there is a material misstatement in the financial statements or a material misstatement of the other information. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Artilium plc

Independent auditors report to the members of Artilium plc

Opinions on other matters prescribed by the Companies Act 2006

In our opinion, based on the work undertaken in the course of the audit:

•	the information given in the strategic report and the directors’ report for the financial year for which the financial statements are prepared is consistent with the financial statements; and

•	the strategic report and the directors’ report have been prepared in accordance with applicable legal requirements.

Matters on which we are required to report by exception

In the light of the knowledge and understanding of the group and the parent company and its environment obtained in the course of the audit, we have not identified material misstatements in the strategic report or the directors’ report.

We have nothing to report in respect of the following matters in relation to which the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

•	the parent company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Responsibilities of directors

As explained more fully in the directors’ responsibilities statement the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as the directors determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the directors are responsible for assessing the group’s and the parent company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the directors either intend to liquidate the group or the parent company or to cease operations, or have no realistic alternative but to do so.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

Artilium plc

Independent auditors report to the members of Artilium plc

A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council’s website at: http://www.frc.org.uk/auditors/audit-assurance/auditor-s-responsibilities-for-the-audit-of-the-fi/description-of-the-auditor%E2%80%99s-responsibilities-for. This description forms part of our auditor’s report.

David Thompson (Senior Statutory Auditor)	1 Westferry Circus
For and on behalf of PKF Littlejohn LLP	Canary Wharf
Statutory Auditor	London E14 4HD

30 October 2017

Artilium plc

Consolidated income statement

Year ended 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Continuing Operations
Revenue	4	10,452	9,622
Cost of sales		(2,716)	(2,599)
Gross profit		7,737	7,023
Depreciation and amortisation	13,15	(1,768)	(1,411)
Administrative expenses before redundancy costs, depreciation and amortisation		(7,413)	(6,835)
Redundancy costs	8	(227)	(294)
Administrative expenses		(7,640)	(7,129)
Operating loss		(1,671)	(1,517)
Finance costs	7	(324)	(200)
Loss before tax		(1,995)	(1,717)
Tax credit	10	235	191
Loss for the year from continuing operations	5	(1,760)	(1,526)
Basic & diluted earnings per share in euro-cents from continuing operations	11	(0.58)	(0.54)

Artilium plc

Consolidated statement of comprehensive income

Year ended 30 June 2017

	2017	2016
	Eur’000	Eur’000

Loss for the year	(1,760)	(1,526)
Other comprehensive income for the year:
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation	187	(10)
Total comprehensive income for the year attributable to owners of the parent	(1,573)	(1,536)

Artilium plc

Registered number: 03904535

Consolidated statement of financial position

As at 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Non-current assets
Goodwill	12	17,127	17,127
Other intangible assets	13	3,812	4,286
Property, plant and equipment	15	533	471
Other receivables	18	1,000	-
		22,472	21,884
Current assets
Inventories	17	84	131
Trade and other receivables	18	2,434	3,922
Cash and cash equivalents		2,863	422
		5,381	4,475
Total assets		27,853	26,359
Non-current liabilities
Deferred tax liabilities	19	385	485
Bank loans	21	20	40
Other loans	22	750	1,539
Other liabilities		100	-
		1,255	2,064
Current liabilities
Trade and other payables	20	7,801	5,795
Bank loans	21	85	254
Other loans	22	1,308	161
		9,194	6,210
Total liabilities		10,449	8,274

Artilium plc

Consolidated statement of financial position (continued)

As at 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Equity attributable to owners of the parent
Share capital	23	20,267	19,601
Share premium		47,480	47,379
Shares to be issued		125	-
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(2,156)	(2,343)
Own shares	24	(2,336)	(2,336)
Retained deficit		(53,967)	(52,207)
Total equity		17,404	18,085
Total liabilities and equity		27,853	26,359

The financial statements were approved by the Board of Directors and authorised for issue on 30 October 2017. They were signed on its behalf by:

Jan Paul Menke

Director

Artilium plc

Consolidated statement of changes in equity

Year ended 30 June 2017

	Share capital	Share premium	Shares to be issued	Merger relief reserve	Capital redemption reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2015	15,415	46,748	-	1,488	6,503	(2,333)	(2,336)	(50,681)	14,804

Nominal value of shares issued	4,186	-		-	-	-	-	-	4,186
Premium arising on issue of shares	-	631		-	-	-	-	-	631
Total transactions with owners, recognised directly in equity	4,186	631	-	-	-	-	-	-	4,817
Loss for the year	-	-		-	-	-	-	(1,526)	(1,526)
Other comprehensive income - currency translation differences	-	-		-	-	(10)	-	-	(10)
Total comprehensive income for the year	-	-	-	-	-	(10)	-	(1,526)	(1,536)
Balance at 30 June 2016	19,601	47,379	-	1,488	6,503	(2,343)	(2,336)	(52,207)	18,085

Nominal value of shares issued	666	-	-	-	-	-	-	-	666
Premium arising on issue of shares	-	101	-	-	-	-	-	-	101
Shares to be issued	-	-	125	-	-	-	-	-	125
Total transactions with owners, recognised directly in equity	666	101	125	-	-	-	-	-	892
Loss for the year	-	-	-	-	-	-	-	(1,760)	(1,760)
Other comprehensive income - currency translation differences	-	-	-	-	-	187	-	-	187
Total comprehensive income for the year	-	-	-	-	-	187	-	(1,760)	(1,573)
Balance at 30 June 2017	20,267	47,480	125	1,488	6,503	(2,156)	(2,336)	(53,967)	17,404

Artilium plc

Consolidated cash flow statement

Year ended 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Net cash generated from/(used in) operating activities	25	3,858	(1,261)
Investing activities
Acquisition of subsidiaries, net of cash acquired	14	87	(143)
Purchase of intangible assets		(155)	(348)
Purchase of property, plant and equipment	15	(206)	(40)
Loans advanced	18	(1,000)	-
Net cash used in investing activities		(1,274)	(531)
Financing activities
New borrowings/loans received		1,751	2,000
Interest paid		(312)	(200)
Repayment of borrowings		(1,582)	(321)
Net cash (used in)/generated from financing activities		(143)	1,479
Net increase/(decrease) in cash and cash equivalents		2,441	(313)
Cash and cash equivalents at beginning of year		422	735
Cash and cash equivalents at end of year		2,863	422

Non-cash transactions

The principal non-cash transaction is the issue of shares as consideration for the acquisitions discussed in notes 14 and 23.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

1.	General information

Artilium plc is a Company incorporated in the United Kingdom. The address of the registered office is given on page 1. The nature of the Group’s operations and its principal activities are set out in the Strategic report and Directors’ report on pages 5 to 9. The Group’s principal place of business is Belgium and the Netherlands. The ultimate parent Company of the Group is Artilium plc.

The consolidated financial statements were authorised for issue by the Board of Directors on 30 October 2017.

Standards adopted early by the Group

The Group has not adopted any standards or interpretations early in either the current or the preceding financial year.

New and amended standards and interpretations

Standards and interpretations effective in the current period but with no significant impact

No new standards and amendments to standards and interpretations effective for annual periods beginning on or after 1 July 2016 have had a material impact on the Group.

New and amended standards issued but not yet effective for the financial year beginning 1 July 2016 and not early adopted

Standard		Effective Date
IFRS 9	Financial Instruments	1 January 2018
IFRS 15	Revenue from Contracts with Customers	1 January 2018
IFRS 16	Leases	*1 January 2019
IAS 7 (amendments)	Disclosure Initiative	*1 January 2017
IAS 12 (amendments)	Recognition of Deferred Tax Assets for Unrealised Losses	*1 January 2017
Annual Improvements	2014-2016 Cycle	*1 January 2018

*Subject to EU endorsement

IFRS 9 and IFRS 15 are expected to be effective for the year ended 30 June 2019, with IFRS 16 expected to be effective for the year ended 30 June 2020. The impact of IFRS 9 is being assessed by management, with the main impact likely to arise from the expected credit loss model although the financial effect, if any, has not yet been quantified. The impact of IFRS 15 has begun to be assessed by management given the number of different revenue streams, and in connection with current new contracts which have a duration exceeding the date of IFRS 15 adoption. Although the assessment is ongoing, the work undertaken to date has not highlighted any potentially material adjustments. The impact of IFRS 16 has not yet been assessed.

Functional and presentation currency

The individual financial statements of each company within the Group is presented in the currency of the primary economic environment in which it operates (its functional currency). The consolidated financial statements are presented in EUR in order to reflect the economic substance the Group operates in (see also accounting policies - Note 2). These financial statements are presented in round thousand Euros.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies

Basis of preparation

The financial statements have been prepared in accordance with IFRSs adopted by the European Union (EU) and the Companies Act 2006 that applies to companies reporting under IFRS as adopted by the EU and IFRIC interpretations. The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also prepared the financial statements in accordance with IFRSs as issued by the International Accounting Standards Board (IASB).

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or conformity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the entities controlled by the Company (its subsidiaries) made up to 30 June each year. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The results of the subsidiaries acquired are included in the consolidated income statement from the effective date of acquisition. They are deconsolidated from the date that control ceases.

Where necessary, adjustments are made to the financial statements of the subsidiary to bring the accounting policies used into line with those used by the Group. Inter-company transactions and balances between group companies are eliminated.

Business combinations

The acquisition of subsidiaries is accounted for using the acquisition method. The consideration of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree. The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3 Business Combinations are recognised at their fair value at the acquisition date

Goodwill arising from a business combination is determined as the difference between (I) the consideration transferred plus the amount of any non-controlling interest plus the fair value of any previously held equity interest in the acquiree, and (II) the net of the acquisition-date fair values of the identifiable assets acquired and liabilities assumed. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities exceeds the cost of the business combination, the excess is recognised immediately in profit or loss. Expenses incurred as part of a business combination are immediately expensed to the income statement. The consideration transferred includes the fair value of any liability resulting from a contingent consideration arrangement.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Goodwill

Goodwill that arises from the acquisition of subsidiaries is presented as part of non-current assets in the statement of financial position. Goodwill is initially recognised as an asset measured at cost. We refer to the accounting policies about business combinations for further guidance.

Goodwill is not amortised but tested for impairment. For the purpose of this impairment testing, goodwill is allocated to the Group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period. On disposal of a subsidiary the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales-related taxes.

Revenue from platform services arises from the sale of proprietary software, professional services, the re-sale of third party hardware and software, and after sale maintenance contracts.

Where the outcome of a contract can be estimated reliably, revenue and costs related to the sale of proprietary software and professional services are recognised by reference to the stage of completion on the contract activity at the reporting date. This is measured by the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

Sale of third party hardware and software is recognised when the goods are delivered and title has passed.

Maintenance revenue is recognised proportionally over the support term included in the platform contract.

Revenue from the sale of software licences is recognised when the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the vendor’s fee is fixed or determinable; and

•	collectability is probable.

Perpetual licence fees are spread over the duration of the contract.

Subscriber fees are recognised as earned.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Leasing

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Rentals payable under operating leases are charged to profit or loss on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Foreign currencies

The individual financial statements of each Group company is presented in Euro, being the currency of the primary economic environment in which it operates (its functional currency), except for the parent Company and Artilium UK Limited whose functional currency is sterling. The consolidated financial statements are presented in Euro.

In preparing the financial statements of the individual companies, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in profit or loss for the period. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognised directly in other comprehensive income and recognised in the ‘Translation Reserve’ in equity.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated at exchange rates prevailing on the reporting date. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognised in Other Comprehensive Income and transferred to the Group’s translation reserve. Such translation differences are recognised as income or as an expense in the period in which the operation is disposed of.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in Other Comprehensive Income.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Retirement benefit costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

Taxation

The tax credit represents the sum of current and deferred tax.

The current tax is based on taxable profit or loss for the year. Taxable profit or loss differs from net profit or loss as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognised on all taxable temporary differences with certain specific exceptions and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. However deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly in other comprehensive income or equity, in which case the deferred tax is also dealt with in other comprehensive income or equity, respectively.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and any recognised impairment loss.

Depreciation is charged so as to write off the cost of assets over their estimated useful lives, using the straight-line method, on the following bases per annum:

Leasehold improvements	10%
Fixtures and equipment	20%-33%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

The Directors consider the reasonableness of the useful economic life and residual value estimates on an annual basis.

Assets under construction

Assets under construction are recognized for all intangible assets which are in process of development. Assets under development are measured at the amount of cash or cash equivalents paid or the fair value of any consideration given during the time of construction. No depreciation is recognized during period of commissioning. Assets under development are impaired whenever there are indications that an impairment loss may have occurred.  When the asset is available for use it will be transferred to its appropriate classification, depending on the nature of asset.

Other intangible assets

Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire and install the specific software. Customer portfolios and computer software acquired in a business combination that qualify for separate recognition are recognised as intangible assets at their fair value at the acquisition date.

Intangible assets acquired in a business combination and recognised separately from goodwill are initially recognised at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortisation and accumulated impairment losses.

All intangible assets are accounted for using the cost model whereby capitalised costs are amortised on a straight-line basis over their estimated useful lives, as these assets are considered finite. Residual values and useful lives are reviewed at each reporting date. In addition, they are subject to impairment testing. The following estimated useful lives are applied:

Software: 3 years

Customer portfolios: 5 years

Amortisation has been included within the heading depreciation and amortisation in the Income Statement. Subsequent expenditures on the maintenance of computer software are expensed as incurred. When an intangible asset is disposed of, the gain or loss on disposal is determined as the difference between the proceeds and the carrying amount of the asset, and is recognised in profit or loss within other income or other expenses.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Impairment of tangible and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the smallest cash-generating unit to which the asset belongs. An intangible asset with an indefinite useful life is tested for impairment annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised as income immediately. No reversal of impairment losses took place in the year.

Software development costs

Software development costs are capitalised as an intangible asset included within other intangible assets, provided that the following criteria are demonstrated:

•	the technical feasibility of completing the intangible asset so it will be available for use or sale;

•	the intention to complete the intangible asset for use or sale;

•	the ability to use or sell the intangible asset;

•	how the intangible asset will generate future economic benefits;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The costs are capitalised from the date that the above criteria are satisfied and are amortised once the intangible asset has been completed and either brought into use or released for sale. The costs will be amortised over the expected economic life of the intangible asset being three years, and included within administrative expenses. If the above criteria are not demonstrated the development costs are expensed as they are incurred. In most cases these recognition criteria are not met.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Financial instruments

Financial assets and financial liabilities are recognised in the Group’s statement of financial position when the Group becomes a party to the contractual provisions of the instrument. Financial assets are derecognised from the statement of financial position when the Group’s contractual rights to the cash flows expire or the Group transfers substantially all the risks and rewards of the financial asset. Financial liabilities are derecognised from the Group’s statement of financial position when the obligation specified in the contract is discharged or cancelled or expires.

Financial assets

All financial assets (loans and receivables, trade and other receivables and cash and cash equivalents) are recognised and derecognised on trade date. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned. The purchase or sale of a financial asset is initially measured at fair value, plus transaction costs.

Effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees on amounts paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

Trade and other receivables

Trade and other receivables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest rate method. A provision for impairment is made where there is objective evidence (including customers with financial difficulties or in default on payments) that amounts will not be recovered in accordance with the original terms of the agreement. A provision for impairment is established when the carrying value of the receivable exceeds the present value of the future cash flow discounted using the original effective interest rate. The carrying value of the receivable is reduced through the use of an allowance account and any impairment loss is recognised in the income statement.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the first-in, first-out (FIFO) method. Net realisable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

Financial liabilities and equity

Financial liabilities (trade and other payables, bank and other loans) and equity instruments are classified according to the substance of the contractual arrangements entered into. The Group's financial liabilities include borrowings and trade and other payables. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Borrowings

Interest-bearing loans and overdrafts are recorded initially at their fair value, net of direct transaction costs. Such instruments are subsequently carried at their amortised cost and finance charges, including premiums payable on settlement or redemption, are recognised in the income statement over the term of the instrument using an effective rate of interest.

Trade and other payables

Trade and other payables are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest rate method. The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Share-based payments

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight line basis over the vesting period, based on the Group’s estimate of the shares that will eventually vest and adjusted for the effect of non-market based vesting conditions.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Exceptional items

Exceptional items, comprising redundancy costs, are disclosed separately in the financial statements where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of expense that have been shown separately due to the significance of their nature or amount.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

2.	Significant accounting policies (continued)

Equity

Equity reserves comprise:

Share capital

Share capital represents the nominal value of shares that have been issued.

Share premium account

Share premium includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related income tax benefits.

Merger relief reserve

The merger relief reserve includes any premium on issue of share capital as part or all of the consideration in a business combination, where more than 90% of the issued share capital of the acquiree is obtained.

Capital redemption reserve

On 22 December 2005 the Company bought back all of its issued deferred share capital comprising 900,447 shares with a nominal value of £4.99 each for a total consideration of 1 pence. The effect of this transaction was to reduce issued share capital by €6,503,000 and create a capital redemption reserve of the same amount.

Share-based payment reserve

The share-based payment transaction reserve is used to recognise the value of equity-settled share-based payment transactions provided to the Directors, including key management personnel, as part of their remuneration. Refer to Note 6 for further details.

Translation reserve

The foreign-currency translation reserve is used to record exchange differences arising from the translation of Sterling £ for Artilium plc and Artilium Limited to the presentation currency of Euro.

Own shares

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

3.	Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, which are described in Note 2, management has made the following judgements that have a significant effect on the amounts recognised in the financial statements (apart from those involving estimations, which are dealt with below).

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Recognition of deferred tax assets

The extent to which deferred tax assets can be recognised is based on an assessment of the probability of the Group’s future taxable income against which the deferred tax assets can be utilised. In addition, significant judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

Going concern

The directors have adopted the going concern basis in preparing the consolidated financial statements, having carried out a going concern review. Given the nature of the Group and the way in which business is managed, cash flow forecasts have been prepared for the Group's three principal cash generating units, Artilium NV, United Telecom NV and Comsys. These forecasts are considered by the directors to satisfy themselves that the going concern assumption is appropriate.

United Telecom NV

The directors have prepared and reviewed cash flow forecasts from the date of the financial statements approval to the end of December 2018. Due to the nature of the Company's customer base, contracted income and cost base the directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by the historic experience of forecasting within the United Telecom NV business.

Artilium NV

A worst-case scenario cash flow forecast (which represents a significant downgrade compared to internal budgets and targets) has been prepared from the date of the accounts approval to end of December 2018. In carrying out the review the Directors have had to make significant assumptions about the revenue that will be generated to end of December 2018.

The Group has now secured 73% (€3,3m) of its expected revenue per the worst case scenario forecast, the remaining revenue for the forecast period is a combination of expected recurring revenue included within concluded contracts and proposals to existing and new customers based on the directors' assessment of the likelihood of winning these on a project by project basis, revenue has only been included in the forecasts where the directors are at least 80% certain that the revenue will be secured. Therefore the directors would like to highlight that 27% (€1,2m) of forecast revenue per the worst case scenario is not committed or contracted.

Comsys

The directors have prepared and reviewed cash flow forecasts from the date of the financial statements approval to end of December 2018. The directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by historic data and experience of forecasting within the Comsys business.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

3.	Critical accounting judgements and key sources of estimation uncertainty (continued)

Critical judgements in applying the Group’s accounting policies (continued)

The directors consider that the assumptions made are appropriate and are satisfied that the Group is a going concern. The directors monitor the cash position of the business on an ongoing basis and consider the various sources of finance available to the Group; the directors would seek to access these sources of finance as necessary.

Functional currency of parent Company

Management consider that the parent Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The parent Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the parent Company to be Sterling.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a risk of causing an adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Carrying value of long-term assets

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term, together with the discount rate (notes 12 and 13).

Allowance for doubtful debts

The Directors have carried out an assessment on the recoverability of trade receivables and concluded on a value of the provision required. In arriving at this conclusion the Directors have used their knowledge of their customer base, the market condition and the age of the outstanding receivables.

Estimated value and life of intangible assets acquired in a business combination (note 14)

Useful lives are based on industry standards and historical experience which are subjected to yearly evaluation. Management review other intangible assets at each reporting date to determine whether there are any indications of impairment. If any such indication exists, an estimate of the recoverable amount is performed, and an impairment loss is recognised to the extent that the carrying amount exceeds the recoverable amount. The Directors have reviewed the estimated value and do not consider any impairment to be necessary.

Separately identifiable intangible assets recognised in a business combination, comprising software and customer portfolios, is based upon the Directors’ knowledge and attribution of value to the acquired entity.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

4.	Segmental information

Segment reporting

The Group identifies three reportable segments with different economic characteristics. The three reportable segments reflect the level at which the Group’s Chief Operating Decision Maker (“CODM”) reviews the financial performance of the business and makes decisions about the allocation of resources and other operational matters. The reportable segments are equal to the operating segments.

The three reportable segments “Artilium”, “United Telecom” and “Comsys” correspond with the three principal trading activities of the Group.

Artilium provides advanced mobile telecommunications software to network operators and enablers (managed services providers, systems integrators etc). Its core product is its ARTA Mobile Applications Platform which enables network operators to open networks to third party developers and launch new services which feature elements from the telecoms and web environments.

The business of United Telecom consists of rendering telecom services to the Belgium corporate and consumer market as well as the development and sale of advanced “carrier grade” shared services for telecom service providers (including fixed, mobile and VOIP).

Comsys is a specialist in interactive telephony services and provides telecommunication products, solutions and hosted services in the converging arena of IN, 3G, SIP and VOIP networks for mobile and fixed line telephone operators, MVNOs and contact centres.

In line with the Group’s internal reporting framework and management structure, the key strategic and operating decisions are made by the Board of Directors which is considered to be the CODM. The CODM reviews on a regular basis the following financial key data of each segment:

•	Revenue;

•	Recurring adjusted EBITDA = Operating result before depreciation, amortization, impairment of assets and non-recurring expenses;

•	Recurring EBIT = Operating result before interests and taxes less non-recurring expenses;

•	Non-recurring items;

•	Segment profit/loss.

The accounting principles applied to the operating segments are the same as those described in note 2.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

4.	Segmental information (continued)

An analysis of the Group’s result is as follows:

Refer to note 9 for a reconciliation of the operating result and net result to the adjusted EBITDA and above for the definition of the adjusted EBITDA.

Refer to ‘Principal activities’ within the strategic report for a description of revenue by type.

The acquisition of Ello Mobile during the year has been allocated to the United Telecom segment.

The acquisition of Wbase during the year has been allocated to the Artilium segment.

	Artilium		United Telecom		Comsys		Total
	2017	2016	2017	2016	2017	2016	2017	2016
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Revenue	4,148	3,881	4,128	4,108	2,177	1,633	10,453	9,622

Adjusted EBITDA	251	119	(60)	(143)	188	336	379	312
Depreciation, amortisation and impairments	(118)	(161)	(844)	(792)	(861)	(583)	(1,823)	(1,536)

Recurring EBIT	133	(42)	(904)	(935)	(673)	(247)	(1,444)	(1,224)

Non-recurring items	(144)	(172)	(73)	(122)	(10)	-	(228)	(294)
Redundancy costs	(144)	(172)	(73)	(122)	(10)	-	(228)	(294)

EBIT	(11)	(214)	(977)	(1,057)	(683)	(247)	(1,672)	(1,518)

Interest expense/other finance expense	(135)	(69)	(121)	(69)	(68)	(62)	(324)	(200)
Other finance expense including exchange differences	-	-	-	-	-	-	-	-
Income tax	(7)	-	66	94	177	97	236	191

Segment loss	(154)	(283)	(1,032)	(1,032)	(574)	(212)	(1,760)	(1,527)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

4.	Segmental information (continued)

An analysis of the Group’s assets and liabilities is as follows:

	Artilium		United Telecom		Comsys		Total
	2017	2016	2017	2016	2017	2016	2017	2016
Total segment assets (Eur‘000)	25,444	19,231	1,185	796	1,224	6,332	27,853	26,359
Total segment liabilities (Eur’000)	3,976	3,288	4,429	3,112	1,975	1,874	10,380	8,274

All assets and liabilities of the Group are allocated to the operating segments. Segment assets and liabilities are presented before intersegment balances. Intersegment sales and transfers are registered at arm’s length as if the sales and transfers were executed with third parties.

Geographical information

The Group revenue and location of non-current assets is derived from and located in mainland Europe. An analysis by geographical destination is as follows:

	2017		2016
	Revenues	Non- current assets	Revenues	Non- current assets
	Eur’000	Eur’000	Eur’000	Eur’000
Belgium	7,698	5,514	7,182	5,167
UK	11	10,571	-	10,571
Holland	1,765	5,387	2,430	6,146
Germany	6	-	-	-
Austria	757	-	-	-
Australia	44	-	-	-
Sweden	157	-	-	-
America	6	-	-	-
India	-	-	2	-
Hong Kong	8	-	8	-
Total	10,452	21,472	9,622	21,884

Information about major customers

22% of the consolidated revenue is generated by sales to an external customer within the segment “Artilium” (25% for the year ended 30 June 2016). There are no other sales to single external customers exceeding 10% of the consolidated revenue.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

5.	Operating loss

Loss for the year has been arrived at after charging/(crediting):

	2017	2016
	Eur’000	Eur’000
Operating lease rentals – land and buildings & other	746	678
Depreciation of property, plant and equipment	144	114
Amortisation of intangible assets	1,624	1,297
Staff costs	4,306	4,026
Employee benefits	98	67

Reconciliation of operating loss before redundancy costs is provided below:

	2017	2016
	Eur’000	Eur’000

Operating loss	(1,672)	(1,517)
Redundancy costs	227	294
Operating loss before redundancy costs	(1,445)	(1,223)

A detailed analysis of auditors’ remuneration on a worldwide basis is provided below:

	2017	2016
	Eur’000	Eur’000

- Fees payable to the Company’s auditors and its associates for the audit of the Company and consolidated annual financial statements	42	42
- the audit of the Company’s subsidiaries pursuant to legislation	45	45
Total audit fees	87	87
- Other services (*)	22	22
Total non-audit fees	22	22

(*) Other services relate to the auditor’s review of the half-yearly interim financial information.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

6.	Staff costs

The average monthly number of employees was:

	2017	2016
	Number	Number
Administrative and development	73	69
	Eur’000	Eur’000
Their aggregate remuneration comprised:
Wages and salaries	3,426	3,179
Social security costs	752	741
Employee benefits	98	67
Other pension costs	128	106
Total included within administrative expenses	4,404	4,093

Remuneration of directors

The remuneration of directors is €0.3 million (2016: € 0.3 million). Refer to page 14. The only key management personnel are the directors.

7.	Finance costs

	2017	2016
	Eur’000	Eur’000

Interest on bank loans	16	16
Interest on other loans and other finance costs	308	184
	324	200

8.	Redundancy costs

	2017	2016
	Eur’000	Eur’000

Redundancy costs	227	294
	227	294

The redundancy costs for the years ended 30 June 2017 and 2016 relates to severance packages for personnel and contractors that were made redundant, or have had the terms of their redundancy communicated to them.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

9.	Reconciling table net result, operating result-adjusted EBITDA

	2017	2016
	Eur’000	Eur’000

Loss for the year from continuing operations	(1,760)	(1,526)
Tax credit	(235)	(191)
Finance costs	324	200
Operating loss	(1,671)	(1,517)
Redundancy costs	227	294
Depreciation and amortisation	1,768	1,411
Impairment of receivables	56	125
Adjusted EBITDA	380	313

Artilium defines adjusted EBITDA as operating result before interests, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

10.	Tax

	2017	2016
	Eur’000	Eur’000
Analysis of taxation credit for the year:
Current tax:
UK tax	-	-
Overseas tax	-	-
Total current tax	-	-
Deferred tax:
Origination and reversal of temporary differences	235	296
Write-off deferred tax asset on fiscal losses carried forward	-	(105)
Total deferred tax	235	191
Total taxation credit in the income statement	235	191

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

10.	Tax (continued)

The credit for the year can be reconciled to the loss per the income statement as follows:

	2017	2016
	Eur’000	Eur’000

Loss before tax from continuing operations	(1,995)	(1,717)

Tax credit at domestic rates applicable to losses of taxable entities in the countries concerned	(559)	(104)
Effects of:
Expenses not deductible for tax purposes	135	45
Tax losses brought forward utilised in the year	(302)	(857)
Tax losses carried forward unutilised in the year	470	916
Other	21	(191)
Total taxation credit	(235)	(191)

11.	Earnings per share

	2017	2016
	Eur’000	Eur’000

Loss from continuing operations for the purposes of basic & diluted loss per share being net losses attributable to equity holders of the parent	(1,760)	(1,526)

	No.	No.
Number of shares
Weighted average number of ordinary shares
for the purposes of basic & diluted loss per share	304,597,997	282,348,087

The weighted average number of ordinary shares is calculated as follows:

Issued ordinary shares	2017	2016
	No.‘000	No.‘000

Start of period	282,348	228,658
Effect of shares issued in prior period	15,505	7,458
Effect of shares issued in the period	6,745	46,232
Accumulated weighted average basic and diluted number of shares	304,598	282,348

Basic and diluted earnings per share is calculated as follows:
Loss for the year attributable to the equity shareholders of the Company (Eur’000)	(1,760)	(1,526)
Basic and diluted earnings per share (Euro cent)	(0.58)	(0.54)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

12.	Goodwill

Eur’000

Cost
At 1 July 2015	13,726
Acquisitions through business combinations (note 14)	3,401
At 30 June 2016	17,127
Carrying amount
At 1 July 2016	17,127
At 30 June 2017	17,127

No goodwill is expected to be deductible for tax purposes.

The goodwill balance is allocated to the cash-generating units United Telecom (€3.1 million), Artilium (€10.6 million) and Comsys (including Livecom International) (€3.4 million).

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term. The Directors consider that the assumptions made are appropriate and are satisfied that the Group’s non-current assets are not impaired.

Allocation of goodwill to cash-generating units

For the purpose of impairment testing the Group as a whole is considered as three cash-generating units because of the way it is structured, managed and measured by management. The Group tests goodwill and other intangible assets annually for impairment or more frequently if there are indications that it might be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is initially allocated to reduce the carrying amount of any goodwill. The cash generating units are Artilium NV, United Telecom NV and Comsys.

Artilium NV

The goodwill arising on acquisition of Artilium NV amounts to €10.6 million and was tested for impairment. Cash flows for the impairment tests have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash flow forecast to perpetuity using a pre-tax discount rate of 16% (2016: 16%), which is considered appropriate for the Company. The discount rate would need to increase to more than 19.9% for the goodwill to be impaired (2016:18.9%). The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% (2016:2.5%) in line with long-term forecasts for economic growth expected in Belgium, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 5%-10% per annum (2016:5%-10%) based on management’s best estimate of the market opportunities and the existing pipeline opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount by €1.7 million (2016: €2.8 million). If the net present value of forecast future cash flows decreased by 14% (2016: 21%) the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions, particularly the sales growth rate.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

12.	Goodwill (continued)

The Group’s cost base is forecast to increase at the rate of 2% (2016:2%) per annum for the five year forecast period. This is based on management’s historic experience of cost increases, and the forecast increases in revenue.

United Telecom NV

The goodwill arising on acquisition of United Telecom on 27 June 2012 amounts to €3.155 million and was tested for impairment. Cash flows for the acquired business, for the purpose of the impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% (2016:16.0%) which is considered appropriate for the company. The discount rate would need to increase to more than 18.9% for the goodwill to be impaired. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in Belgium as this is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €0.5 million. If the net present value of forecast future cash flows decreased by 11% (2016:9.7%) the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions, particularly the sales growth rate.

Comsys

The goodwill arising on acquisition of Comsys on 25 September 2015 and Livecom on 1 January 2016 amounts to €3.4 million and was tested for impairment. Cash flows for the acquired business, for the purpose of impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% (2016:16%) which is considered appropriate for the company. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in the Netherlands, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €2.9 million. The headroom is sensitive to reasonably possible changes in the key assumptions, particularly the sales growth rate.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

13.	Other intangible assets

	Assets under construction	Telecommunications software platform	Customer portfolio	Other software	Total
	Eur'000	Eur'000	Eur'000	Eur'000	Eur'000

Cost
At 1 July 2015	331	5,040	3,206	80	8,657
Asset acquisitions	-	-	1,647	1,404	3,051
Acquired through business combinations	-	-	519	207	726
At 30 June 2016	331	5,040	5,372	1,691	12,434
Asset acquisitions	20	-	250	10	280
Acquired through business combinations	-	-	756	115	871
Transfer to other software	(351)	-	-	351	-
At 30 June 2017	-	5,040	6,378	2,167	13,585
Amortisation
At 1 July 2015	-	5,040	1,753	59	6,852
Charge in period	-	-	962	335	1,297
At 30 June 2016	-	5,040	2,715	394	8,149
Charge in period	-	-	1,092	532	1,624
At 30 June 2017	-	5,040	3,807	926	9,773
Carrying amount
At 30 June 2017	-	-	2,571	1,241	3,812
At 30 June 2016	331	-	2,657	1,297	4,285
At 1 July 2015	331	-	1,453	21	1,805

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

14.	Business Combinations

Ello Mobile BVBA

On 23 December 2016 Artilium plc acquired 100% of the share capital of Ello Mobile BVBA and thereby obtained 100% of the voting power. Ello Mobile BVBA is an MVNO based in Belgium.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	300
Total consideration	300

The acquisition cost of Ello Mobile BVBA of €0.3 million was settled by the issuance of 3,823,636 new ordinary shares at 6.6 pence per share, being the market share price on the acquisition date.

The excess of consideration paid over net liabilities acquired, amounting to €0.756 million, has been fully attributed to the fair value of the customer base acquired, including deferred taxation at 34%.

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets customer portfolio	756
Total non-current assets	756

Trade and other receivables	97
Cash and cash equivalents	175
Total current assets	272

Deferred tax liabilities	(257)
Other non current liabilities	(100)
Total non-current liabilities	(357)

Trade and other payables	(371)
Total current liabilities	(371)

Identifiable net assets	300

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

14.	Business Combinations (continued)

Goodwill arising on acquisition

Eur’000
Consideration transferred	300
Less fair value of identifiable net assets acquired	(300)
Goodwill arising on acquisition	-

The revenue included in the Consolidated Income Statement since 23 December 2016 contributed by Ello Mobile BVBA was €259,000. Ello Mobile BVBA reported a profit of €31,000 over the same period.

Wbase Comm. V

On 12 April 2017 Artilium plc acquired 100% of the share capital of Wbase and thereby obtained 100% of the voting power. Wbase is a web development agency based in Belgium.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	20
Settlement in cash	90
Total consideration	110

The acquisition cost of Wbase Comm. V of €0.11 million was settled by the issuance of 254,776 new ordinary shares at 6.6 pence per share, being the market share price on the acquisition date and €90,000 in cash which was immediately used by the vendors to satisfy an outstanding debt owed to Wbase.

Under the terms of the sale and purchase agreement, additional shares up to a maximum of €0.3 million may be issued to the vendors, dependent upon Wbase achieving certain revenue targets over the next financial year. No liability has been recognised in the financial statements in respect of these contingent additional shares on the basis that the targets were not expected to be met at the date of acquisition.

Valuation of acquired software

Software with a fair value of €0.1 million was identified and separately recognised. The fair value of the acquired software was calculated on an estimated replacement cost basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

14.	Business Combinations (continued)

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets software	115
Total non-current assets	115

Trade and other receivables	48
Cash and cash equivalents	2
Total current assets	50

Deferred tax liabilities	(39)
Total non-current liabilities	(39)

Trade and other payables	(16)
Total current liabilities	(16)

Identifiable net assets	110

Goodwill arising on acquisition

Eur’000
Consideration transferred	110
Less fair value of identifiable net assets acquired	(110)
Goodwill arising on acquisition	-

No revenue or profit/(loss) has been included in the Consolidated Income Statement since 12 April 2017.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

15.	Property, Plant and Equipment

		Fixtures
	Leasehold	and
	improvements	equipment	Total
	Eur’000	Eur’000	Eur’000

Cost
At 1 July 2015	98	720	818
Additions	-	40	40
Acquired through business combinations	-	190	190
At 30 June 2016	98	950	1,048
Additions	-	206	206
At 30 June 2017	98	1,156	1,254
Accumulated depreciation
At 1 July 2015	56	407	463
Charge for the year	22	92	114
At 30 June 2016	78	499	577
Charge for the year	2	142	144
At 30 June 2017	80	641	721
Carrying amount
At 30 June 2017	18	515	533
At 30 June 2016	20	451	471
At 1 July 2015	42	313	355

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

16.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2017 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	**Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	***Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	***Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	***Belgium	100%	Acquisition accounting	Telecom
Ello Mobile BVBA	***Belgium	100%	Acquisition accounting	Telecom
Wbase Comm. V	**Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	*UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	*UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	****The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	****The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	****The Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	****The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	**** Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	**** Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	****The Netherlands	100%	Acquisition accounting	Telecom

Unless otherwise stated all ownership relates to ordinary share capital.

* registered office address is Rosenblatt Solicitors, 9-13 St Andrew Street, London EC4A 3AF, United Kingdom.

** registered office address is Vaartdijkstraat 19, B-8200 Brugge, Belgium.

*** registered office address is Wingepark 5B, B-3110 Rotselaar, Belgium.

**** registered office address is Laan Blusse van Oud Alblas 2a, 3769 AT Soesterberg, The Netherlands

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

17.	Inventories

	2017	2016
	Eur’000	Eur’000

Goods for resale	84	131

Inventories consist of Aculab boards and mobile simcards for resale to clients. The value of the inventories is based on the cost of purchase excluding VAT, and stated at the lower of cost and resale value.

18.	Trade and other receivables

	2017	2016
	Eur’000	Eur’000

Amounts receivable for the sale of goods and services	2,159	4,206
Allowance for doubtful debts	(247)	(1,136)
	1,912	3,070
Other receivables	1,263	120
Accrued income	259	732
	3,434	3,922
Less non-current portion	(1,000)	-
Current portion	2,424	3,922

Amounts receivable for the sale of goods and services are all denominated in Euros.

The Directors consider that the carrying amount of trade and other receivables above approximates to their fair value. The average credit period taken on sales of goods is 67 days (2016: 53 days). No interest is charged on receivables.

Included within trade and other receivables is an amount of €338,000 (2016: €335,000) in respect of amounts that were past due at 30 June, but not impaired. The Group believes that the balances are ultimately recoverable based on a review of past payment history and the credit quality of those customers.

The ageing analysis of past due but not impaired receivables are shown below:

	2017	2016
	Eur’000	Eur’000

Up to three months	338	335

The Group holds no collateral against these receivables at the reporting date.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

18.	Trade and other receivables (continued)

As at 30 June 2017 €247,000 of trade receivables were impaired (2016: €1,136,000). This allowance is specific and has been determined by reference to the age of the debt or where amounts are in dispute on a customer by customer basis. To the extent they have not been specifically provided against, the trade receivables are considered to be of sound credit rating. The ageing analysis of the allowance for doubtful debts is as follows:

	2017	2016
	Eur’000	Eur’000

Up to three months	-	-
Up to six months	-	-
Older than six months	247	1,136
	247	1,136

Movement in the Group’s allowance for doubtful debt is as follows:

	2017	2016
	Eur’000	Eur’000

Opening balance as at 1 July	1,136	1,128
Usage for allowance for doubtful debt	(895)	(25)
Receivables provided for during the year	6	28
Doubtful debt acquired through business combinations	-	5
Closing balance as at 30 June	247	1,136

Other receivables includes a loan due to the Group of €1 million (2016:€nil). On 18 July 2016 the Group entered into a Strategic Alliance with Green IT Globe NV to launch the OneApp platform and issued a loan note for a cash amount of €1 million, financed by external investors in the Group. The loan was repayable by 26 July 2017 and interest is receivable at ten per cent per annum. During the year Green IT Globe NV assigned the loan to GIG Technology NV and, on 12 June 2017, both parties agreed to postpone the repayment date to 26 July 2018.

19.	Deferred tax

The following are the major deferred tax liabilities and assets recognised by the Group and movements thereon during the current and prior reporting period.

Total
Eur’000

At 1 July 2015	(225)
Acquired through business combinations - liabilities	(777)
Acquired through business combinations - assets	302
Credit to income statement	191
Other movement	24
At 30 June 2016	(485)
Acquired through business combinations - liabilities	(296)
Acquired-assets	161
Credit to income statement	235
At 30 June 2017	(385)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

19.	Deferred tax (continued)

	2017	2016
	Eur’000	Eur’000

Timing differences	-	(10)
Fair value adjustments on business combinations intangible assets	(385)	(475)
	(385)	(485)

At the reporting date, the Group has UK unused tax losses of approximately €14,686,000 (2016: €15,740,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK. The value of the deferred tax asset not recognized on the tax losses is €2,937,000 (2016: €3,148,000).

At the reporting date, the Group has Belgium tax losses carried forward of approximately €8,565,000 (2016: €9,023,000). No deferred tax asset has been recognised in respect of this due to insufficient evidence of future available profits in the immediate future. The value of the deferred tax asset not recognized on the tax losses is €2,911,000 (2016: €3,067,000).

At the reporting date, the Group has Dutch tax losses carried forward of approximately €1,508,000. No deferred tax asset has been recognised. The value of the deferred tax asset not recognized on the tax losses is €301,000.

Deferred tax liabilities of €385,000 (2016: €485,000) relate to intangible assets recognized on the software and customer portfolio from the Comsys acquisition in September 2015 and the Livecom acquisition in January 2016. The remaining part relates to intangible assets (customer portfolio) recognized on the customer portfolio from the SpeakUp acquisition in June 2015 and the Ello Mobile and Wbase acquisitions in December 2016 and April 2017.

20.	Trade and other payables

	2017	2016
	Eur’000	Eur’000

Trade payables	1,210	1,916
Accruals	451	298
Other payables	1,244	1,072
Deferred income	4,896	2,509
	7,801	5,795

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

21.	Bank Loans

	2017	2016
	Eur’000	Eur’000

Due within one year	85	254
Due after more than one year	20	40
	105	294

The different bank loans are mainly secured on the trade receivables of the Group. One unsecured loan with an outstanding amount of €65,000 is repayable in 12 months on a monthly basis. Interest rates are fixed at 2.21% per annum respectively and are market conforming. The carrying amount approximates to fair values because of the short maturity of these loans. The second bank loan with a principal of €85,000 is repayable in 48 months on a monthly basis. The interest rate is fixed at 2.43% per annum.

22.	Other loans

	2017	2016
	Eur’000	Eur’000

Due within one year	1,308	161
Due after more than one year	750	1,539
	2,058	1,700

Other loans comprise loans from third parties at interest rates of between 7.5% and 10% and are repayable as follow:

€1,308,000 (repayable within one year)

€400,000 (repayable August 2018)

€350,000 (repayable between 2 to 5 years at €120,000 per annum)

23.	Share capital

	2017	2016
	Eur’000	Eur’000

Fully paid ordinary shares:
Authorised:
300,000,002 (2016: 300,000,002) ordinary shares of 5p each	18,523	18,523
Issued and fully paid:
307,583,545 (2016: 297,853,104) ordinary shares of 5p each	20,267	19,601
Deferred ordinary shares:
Authorised:
900,447 (2016: 900,447) deferred ordinary shares of £4.99 each	6,503	6,503

	2017	2016
	No. ’000	No. ’000
Fully paid ordinary shares:
Balance at beginning of financial year	297,853	236,116
Issued during the year	9,730	61,737
Issued and fully paid at end of financial year	307,583	297,853

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

23.	Share capital (continued)

Fully paid ordinary shares carry one vote per share and carry the rights to dividends.

The Company has issued 4,078,412 ordinary shares to acquire Ello Mobile and Wbase. These shares were granted to the vendors of these entities as part of the purchase consideration.

The Company has issued the following shares during the financial year:

•	3,755,170 on 25 August 2016 in settlement of liabilities for Directors and employees services

•	216,224 on 12 September 2016 in settlement of liabilities

•	596,891 on 3 November 2016 in settlement of liabilities

•	3,823,636 on 23 December 2016 in connection with the acquisition of Ello mobile

•	1,083,744 on 17 February 2017 in settlement of liabilities

•	254,776 on 12 April 2017 in connection with the acquisition of Wbase

24.	Own Shares

Own shares
Eur’000

Balance at 1 July 2016	(2,336)
Balance at 30 June 2017	(2,336)

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes. 3,000,000 Series 2 warrants were purchased by the Trust at a price of 10p per warrant in December 2006. These warrants were then exercised at a price of 75p and converted into ordinary 5p shares by the Trust.

25.	Notes to the cash flow statement

	2017	2016
	Eur’000	Eur’000

Loss from continuing operations before tax	(1,995)	(1,717)
Adjustments for:
Depreciation of property, plant and equipment	144	114
Amortisation of intangible assets	1,625	1,297
Share based payments	435	-
Impairment of trade receivables	-	(6)
Finance costs	324	200
Unrealized exchange differences	26	(28)
Operating cash flows before movements in working capital	559	(140)
Decrease in receivables	1,633	1,016
(Increase)/decrease in inventory	47	(40)
(Decrease)/increase in payables	1,619	(2,097)
Cash generated from/(used in) operations	3,858	(1,121)
Income taxes paid	-	-
Net cash inflow/(outflow) from operating activities	3,858	(1,261)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

26.	Contingent liabilities

The Group had no contingent liabilities as at 30 June 2017.

27.	Operating lease arrangements

	2017	2016
	Eur’000	Eur’000

Minimum lease payments under operating leases recognised as an expense for the year Land and buildings	342	292
Motor vehicles	404	386
	746	678

At the reporting date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Land and buildings

	2017	2016
	Eur’000	Eur’000

Within one year	247	251
In the second to fifth years inclusive	381	382
	628	633

Motor vehicles

	2017	2016
	Eur’000	Eur’000

Within one year	324	362
In the second to fifth years inclusive	675	801
	999	1,163

Operating lease payments represent rentals payable by the Group for certain of its office properties and motor vehicles. Leases are negotiated for an average term of 3 years and rentals are fixed for an average of 3 years. The Group does not have an option to acquire the leased properties at expiry of the lease term.

28.	Retirement benefit schemes

The Group makes payments to defined contribution retirement benefit schemes for all qualifying employees. As for all defined contribution pension plans, minimum guaranteed rates of return apply on the employee and employer contributions as from 1 January 2004. Since the guarantee is primarily provided for by an insurance company, the pension plan is accounted for as a defined contribution plan.

The total cost charged to income of €128,000 (2016: € 106,000) represents contributions payable to these schemes by the Group at rates specified in the rules of the plans. As at 30 June 2017, all contributions due in respect of the current reporting period had been paid over to the scheme.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

29.	Events after the balance sheet date

On 28 August 2017 Artilium NV entered into an agreement with GIG Technology NV (“GIG NV”) and its parent undertaking, Green IT Globe Holding S.C.S (“GIG Holdings”), to replace the original loan agreement entered into on 18 July 2016. Under the original agreement, the Group had issued a loan note to Green IT Globe NV (which subsequently merged with GIG NV) for €1,000,000 which was financed by loans to the Group from external investors for an equal amount. As at 30 June 2017, the amount due from GIG NV and payable to external investors for €1,000,000 and €1,200,000 respectively was included in other receivables (note 18) and other loans (note 2). Under the new agreement, the loan to GIG NV is assigned to GIG Holdings and converted into share capital of that entity. The Group in turn has entered into agreements with the external investors dated 12 September 2017 to repay their loans using the shares of GIG Holdings.

On 19 October 2017 the Group opened a new office in Germany via subsidiary undertaking Artilium GmbH, to achieve revenues through IT resellers and system integrators to business customers.

On 16 October 2017 Artilium has entered into a strategic partnership (the "Alliance") with Pareteum Corporation (NYSE: TEUM) ("Pareteum") to jointly pursue new and developed markets. In conjunction with the Alliance, Artilium and Pareteum have also entered into a share exchange agreement whereby Artilium will issue 27,695,177 ordinary shares in the Company ("New Ordinary Shares") at a notional price of 11 pence each to Pareteum in exchange for Pareteum issuing 3,200,332 common shares in Pareteum ("New Common Shares") at a notional price of USD$1.26 each to Artilium. Following the Share Exchange, Artilium will be beneficially interested in approximately 19.9% of Pareteum's issued share capital and Pareteum will be beneficially interested in approximately 8.8% of Artilium's issued share capital.

30.	Related party transactions

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Transactions between the Company and its subsidiaries and other related parties are disclosed in the Company’s separate financial statements.

31.	Transactions with Directors and key management

Other than those transactions disclosed on page 12, there were no other transactions with Directors and key management.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

32.	Financial instruments

Categories of financial instruments

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognised in respect of each class of financial asset, financial liability and equity instrument are disclosed in the accounting policies. The book value of the Group’s financial instruments at the year -end is shown below:

		2017	2016
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	19	3,185	3,190
Cash and cash equivalents		2,863	422
		6,048	3,612
Financial liabilities:
Amortised cost:
Trade and other payables	21	2,893	3,286
Bank loans	22	105	294
Other loans		2,058	1,700
		5,056	5,280

Financial risk management

The Group has exposure to the risks from its use of financial instruments. These risks include credit risk, liquidity and cash flow risk, interest rate risk and foreign currency risk.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables. The amounts presented in the Statement of Financial Position are net of allowances for doubtful receivables. An allowance for impairment is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows.

The Group monitors trade receivables on a regular basis to ensure that appropriate action is taken with slow paying customers. Many of the customers are large multinational companies which limits the extent of the credit risk.

The credit risk on liquid funds is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

Of the trade receivables balance at the end of the year, €0.36 million is due from Telenet Group Belgium, the Group’s largest customer. There are no other customers who represent more than 10 per cent of the total balance of trade receivables.

The Group’s maximum exposure to credit risk, gross of any collateral held, relating to its financial assets is equivalent to their carrying value. All financial assets have a fair value which is equal to their carrying value.

There are no significant credit risks arising from financial assets that are neither past due nor impaired.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

32.	Financial instruments (continued)

Liquidity and cash flow risk

The Group is principally funded by reserves, bank loans and other loans. The Group maintains its cash funds in bank accounts. The Group’s policy is to minimise the risk by placing funds in risk free cash deposits.

The Group closely monitors its access to bank and other credit facilities and available cash in comparison to its outstanding commitments on a regular basis to ensure that it has sufficient funds to meet the obligations of the Group as they fall due. The Board receives regular cash flow forecasts so that management can ensure that its obligations can be satisfied or financing is put in place when required.

As at 30 June 2017, the Group's non-derivative financial liabilities have contractual maturities (including interest payments where applicable) as summarised below:

30 June 2017
	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	75	10	20
Other loans	54	54	1,950
Trade and other payables	3,886	488	3,415
	4,015	552	5,385

This compares to the maturity of the Group’s non-derivative financial liabilities in the previous reporting period as follows:

30 June 2016
	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	169	85	40
Other loans	80	81	1,539
Trade and other payables	3,923	926	946
	4,172	1,092	2,525

Interest rate risk

At 30 June 2017, the Group had bank loans and other borrowings amounting to €2,163,000 (2016: €1,994,000). The Group’s borrowings are at fixed rates of interest and there is, therefore, no exposure to movements in interest rates.

Any surplus funds are deposited in interest bearing accounts at variable rates and are therefore exposed to movements in interest rates. Funds are deposited on a short term basis and interest rates are monitored by the Directors. The movement in interest rates would have an immaterial impact on the finances of the Group.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2017

32.	Financial instruments (continued)

Foreign currency risk

The Group’s centre of operations is in Belgium and it is therefore exposed to currency movements of the Euro against the Pound Sterling. This is naturally hedged to some extent by the expenses incurred in Belgium. The Group does not enter into any forward exchange contracts to cover the remaining foreign exchange risk.

Sensitivity analysis

The Group faces currency exposures on the translation of the trading results and the net assets of the British subsidiaries. The year end and average exchange rates used when translating the results for the year from Pound Sterling to Euro are 1.13723 (2016: 1.2061) and 1.16290 (2016: 1.3351) respectively.

The following table details the sensitivity analysis of the movements of the Pound Sterling to the Euro for the Group’s results.

	2017	2016
	Eur’000	Eur’000

Impact on equity
10% increase in GBP fx rate against Euro	3,385	3,177
10% decrease in GBP fx rate against Euro	(3,385)	(3,177)
Impact on profit or loss
10% increase in GBP fx rate against Euro	(111)	(284)
10% decrease in GBP fx rate against Euro	111	284

Capital management

The Group’s main objective when managing capital is to protect returns to shareholders by ensuring the Group will continue to trade in the foreseeable future. The Group also aims to maximise its capital structure of debt and equity so as to minimise its cost of capital.

The Group manages its capital with regard to the risks inherent in the business and the sector within which it operates by monitoring its gearing ratio on a regular basis.

The Group considers its capital to include share capital, share premium, translation reserve, retained earnings, interest in own shares, capital redemption reserve, share-based payment reserve and net debt as noted below.

Net debt includes short and long-term borrowings (including overdrafts and lease obligations) net of cash and cash equivalents.

33.	Safe harbour

This financial report contains a number of non-GAAP figures, such as adjusted EBITDA and Free cash flow. These non-GAAP figures should not be viewed as a substitute for Artilium’s GAAP figures.

Artilium defines adjusted EBITDA as operating result before interests, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

Artilium defines free cash flow as follows: cash flows from operating activities minus capital expenditure. The notion is used as standard for the health of the company, by showing the ability of the company to generate cash to maintain the operations.

Artilium plc

Registered number: 03904535

Company statement of financial position

As at 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Non-current assets
Investments	38	24,917	27,106
		24,917	27,106
Current assets
Trade and other receivables	39	3,373	3,263
Cash and cash equivalents		14	-
		3,387	3,263
Total assets		28,304	30,369
Current liabilities
Trade and other payables	40	(4,487)	(4,712)
Borrowings		(350)	(400)
Net current liabilities		(1,449)	(1,849)
Net assets		23,468	25,257
Equity
Share capital		20,267	19,601
Share premium		47,480	47,379
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(5,706)	(4,279)
Retained deficit		(46,564)	(45,435)
Total equity		23,468	25,257

The financial statements were approved by the Board of Directors and authorised for issue on 30 October 2017. They were signed on its behalf by:

Jan-Paul Menke
Director

Artilium plc

Company statement of changes in equity

Year ended 30 June 2017

	Share capital	Share premium account	Merger relief reserve	Capital redemption reserve	Translation reserve	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2015	15,415	46,748	1,488	6,503	(199)	(42,778)	27,177
Nominal value of shares issued	4,186	-	-	-	-	-	4,186
Premium arising on issue of shares	-	631	-	-	-	-	631
Transaction with owners, recognised directly in equity	4,186	631	-	-	-	-	4,817
Loss for the period	-	-	-	-	-	(2,657)	(2,657)
Other comprehensive income - currency translation differences	-	-	-	-	(4,080)	-	(4,080)
Total comprehensive income for the period	-	-	-	-	(4,080)	(2,657)	(6,737)
Balance at 30 June 2016	19,601	47,379	1,488	6,503	(4,279)	(45,435)	25,257
Nominal value of shares issued	666	-	-	-	-	-	666
Premium arising on issue of shares	-	101	-	-	-	-	101
Transaction with owners, recognised directly in equity	666	101	-	-	-	-	767
Loss for the period	-	-	-	-	-	(1,129)	(1,129)
Other comprehensive income - currency translation differences	-	-	-	-	(1,427)	-	(1,427)
Total comprehensive income for the period	-	-	-	-	(1,427)	(1,129)	(2,556)
Balance at 30 June 2017	20,267	47,480	1,488	6,503	(5,706)	(46,564)	23,468

Artilium plc

Company Cash Flow Statement

Year ended 30 June 2017

		2017	2016
	Notes	Eur’000	Eur’000

Net cash generated from/(used in) operating activities	41	64	(186)
Investing activities
Acquisition of subsidiary undertakings		-	(258)
Net used in investing activities		-	(258)
Financing activities
New borrowings received		-	400
Repayment of borrowings		(50)	-
Net cash (used in)/generated from financing activities		(50)	400
Net increase/(decrease) in cash and cash equivalents		14	(44)
Cash and cash equivalent at beginning of the year		-	44
Cash and cash equivalents at end of year		14	-

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

34.	Significant accounting policies

The separate financial statements of the Company are presented as required by the Companies Act 2006. As permitted by that Act, the separate financial statements have been prepared in accordance with International Financial Reporting Standards adopted by the European Union.

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are the same as those set out in Note 2 to the consolidated financial statements except as noted below.

No income statement or statement of comprehensive income for the Company alone is presented as permitted by Section 408 of the Companies Act 2006.

Functional currency of parent Company

Management consider that the Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the Company to be Sterling.

Receivables and payables from Group companies

Balances receivable and payable from Group companies are classified as loans and receivables, and carried at amortised cost.

Investments in subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

The recoverable amount of the investments in United Telecom NV is determined based on a value in use calculation of these entities which uses cash flow projections based on financial budgets approved by the Directors covering a five-year period and a terminal value. The terminal value is based on the year five net cash flows forecast to perpetuity using a pre-tax discount rate of 22.67%, which is appropriate for the Company. The growth rate factor in the discounted cash flow model is estimated to be 2.5% in line with long term forecasts for economic growth. The sales growth rate used during the five year forecast is estimated to be around 3%-5% based on management’s best estimate of the market opportunities.

The Directors have made assumptions about revenue in the near and longer term as part of this value in use calculation, which, due to the nature of the Company’s sales and the time-scales involved are not supported by sales contracts. There is thus uncertainty as to the amount of revenue that will be generated, however the Directors are confident that this calculation supports their assessment that the investment balance in Artilium NV is recoverable and not impaired.

Due to uncertainty over the timing of cash flows related to Artilium UK Limited, the Directors consider it to be prudent to provide in full for the investment and receivable balances related to this entity. The Directors believe these amounts will be ultimately recoverable, and the Company will continue to support this business.

The impairment loss has been included in the administrative expenses line item in the income statement.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

34.	Significant accounting policies (continued)

Going concern

The Directors have adopted the going concern basis in preparing the financial statements for the Company. The Company and its subsidiaries have sufficient financial resources to continue for a period not less than one year from the date of approval of these accounts. The Directors monitor the cash position of the Group on a regular basis and consider the various sources of finance available to the Group. Further, the Directors intend to use their control of subsidiary undertakings to ensure that intergroup payables are not recalled in a way which would result in the Company not being able to meet its liabilities as they fall due.

35.	Staff costs

The average monthly number of employees (including Executive Directors) was:

	2017	2016
	Eur’000	Eur’000

Administration	1	1

Their aggregate remuneration comprised:
Wages and salaries	104	79
	104	79

36.	Tax

	2017	2016
Current tax	-	-

Current tax is calculated at 20% (2016: 20%) of the estimated assessable gain for the year.

The charge/(credit) for the year can be reconciled to the loss per the income statement as follows:

	2017	2016
	Eur’000	Eur’000

Loss before tax from continuing operations	(1,129)	(2,657)
Tax expense at the theoretical domestic rates applicable to profits of taxable entities in the country concerned of 20% (2016: 20%)	(226)	(531)
Effects of:
Tax losses carried forward unutilized in the year	226	531
Tax credit for the year	-	-

At the reporting date, the Company has unused tax losses of approximately €14,768,000 (2016: €11,751,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

37.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2017 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	**Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	***Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	***Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	***Belgium	100%	Acquisition accounting	Telecom
Ello Mobile BVBA	***Belgium	100%	Acquisition accounting	Telecom
Wbase Comm. V	**Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	*UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	*UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	****The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	****The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	****The ****Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	****Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	****Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	****The Netherlands	100%	Acquisition accounting	Telecom

* registered office address is Rosenblatt Solicitors, 9-13 St Andrew Street, London EC4A 3AF, United Kingdom.

** registered office address is Vaartdijkstraat 19, B-8200 Brugge, Belgium.

*** registered office address is Wingepark 5B, B-3110 Rotselaar, Belgium.

**** registered office address is Laan Blusse van Oud Alblas 2a, 3769 AT Soesterberg, The Netherlands

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

38.	Investments

Investment in subsidiary
Eur’000

At 1 July 2015	31,262
Additions	5,075
Exchange differences	(3,796)
At 30 June 2016	32,541
Exchange differences	(2,072)
At 30 June 2017	30,469

Provision
At 1 July 2015	5,116
Exchange differences	319
At 30 June 2016	5,435
Exchange differences	117
At 30 June 2017	5,552
Carrying amount
At 30 June 2016	27,106
At 30 June 2017	24,917

39.	Trade and other receivables

	2017	2016
	Eur’000	Eur’000

Prepayments and deferred expenses	8	6
Receivable from Group companies	3,365	3,257
	3,373	3,263

The Company holds no collateral against these receivables at the reporting date. The carrying amount of trade and other receivables approximates to their fair value.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

40.	Trade and other payables

	2017	2016
	Eur’000	Eur’000

Trade payables	7	48
Accruals	241	197
Payable to Group Companies	4,239	4,467
	4,487	4,712

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

41.	Notes to the Company cash flow statement

	2017	2016
	Eur’000	Eur’000

Loss for the year	(1,129)	(2,657)
Adjustments for:
Share based payments	435	35
	435	35
Operating cash flows before movements in working capital
Decrease in receivables	983	(140)
(Decrease)/increase in payables	(225)	2,576
Cash generated from/(used in) operating activities	64	(186)

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

42.	Related party transactions

Trading transactions

During the year, the Company entered into the following transactions with related parties:

	Amounts owed by related parties
	2017	2016
	Eur’000	Eur’000
Artilium plc Employee Benefit Trust	1,611	1,749
United Telecom	1,557	1,276

The balance due from Artilium UK Limited of €2,763,000 (2016: €3,080,000) at 30 June 2017 has been fully provided for.

	Amounts payable to related parties
	2017	2016
	Eur’000	Eur’000

Artilium N.V	3,967	4,235

Artilium NV is a subsidiary of the Company.

The amounts outstanding are unsecured and will be settled in cash. No guarantees have been given or received.

Artilium plc Employee Benefit Trust purchased 3 million series 2 warrants at a price of 10 pence per warrant in December 2006. The warrants were then exercised at a price of 75 pence and converted into ordinary 5 pence shares by the Trust.

Remuneration of the Directors of the Company is disclosed on page 14.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2017

43.	Financial instruments

Financial risk management

The Group’s risk management policies are set out in Note 32 to the consolidated financial statements. These are equally applicable to the Company.

The book value of the Company’s financial instruments at the year-end is shown below:

		2017	2016
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	39	3,373	3,263
Cash and cash equivalents		-	-
		3,373	3,263
Financial liabilities:
Amortised cost:
Trade and other payables	40	4,246	4,515
Other borrowings		350	400

		4,596	4,915

44.	Events since the balance sheet date

On 28 August 2017 Artilium NV entered into an agreement with GIG Technology NV (“GIG NV”) and its parent undertaking, Green IT Globe Holding S.C.S (“GIG Holdings”), to replace the original loan agreement entered into on 18 July 2016. Under the original agreement, the Group had issued a loan note to Green IT Globe NV (which subsequently merged with GIG NV) for €1,000,000 which was financed by loans to the Group from external investors for an equal amount. As at 30 June 2017, the amount due from GIG NV and payable to external investors for €1,000,000 and €1,200,000 respectively was included in other receivables (note 9) and other loans (note 22). Under the new agreement, the loan to GIG NV is assigned to GIG Holdings and converted into share capital of that entity. The Group in turn has entered into agreements with the external investors dated 12 September 2017 to repay their loans using the shares of GIG Holdings.

On 19 October 2017 the Group opened a new office in Germany via subsidiary undertaking Artilium GmbH, to achieve revenues through IT resellers and system integrators to business customers.

On 16 October 2017 Artilium has entered into a strategic partnership (the "Alliance") with Pareteum Corporation (NYSE: TEUM) ("Pareteum") to jointly pursue new and developed markets. In conjunction with the Alliance, Artilium and Pareteum have also entered into a share exchange agreement whereby Artilium will issue 27,695,177 ordinary shares in the Company ("New Ordinary Shares") at a notional price of 11 pence each to Pareteum in exchange for Pareteum issuing 3,200,332 common shares in Pareteum ("New Common Shares") at a notional price of USD$1.26 each to Artilium. Following the Share Exchange, Artilium will be beneficially interested in approximately 19.9% of Pareteum's issued share capital and Pareteum will be beneficially interested in approximately 8.8% of Artilium's issued share capital. ("New Common Shares") at a notional price of USD$1.26 each to Artilium. Following the Share Exchange, Artilium will be beneficially interested in approximately 19.9% of Pareteum's issued share capital and Pareteum will be beneficially interested in approximately 8.8% of Artilium's issued share capital.

Artilium plc

Report and financial statements 2016

Artilium plc

Independent auditors report to the members of Artilium plc

Independent Auditor’s report to the members of Artilium plc

We have audited the financial statements of Artilium plc for the year ended 30 June 2016 which comprise the Consolidated Income Statement, the Consolidated Statement of Comprehensive Income, the Consolidated and Parent Company Statements of Financial Position, the Consolidated and Parent Company Cash Flow Statements, the Consolidated and Parent Company Statements of Changes in Equity and the related notes. The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union and, as regards the Parent Company financial statements, as applied in accordance with the provisions of the Companies Act 2006.

The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also applied IFRSs as issued by the International Accounting Standards Board (IASB).

Respective responsibilities of directors and auditor

As explained more fully in the Directors’ Responsibilities Statement set out on page 13, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the Group’s and the Parent Company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the Annual Report and Financial Statement to identify material inconsistencies with the audited financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the audit. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion:

•	the financial statements give a true and fair view of the state of the Group’s and of the Parent Company’s affairs as at 30 June 2016 and of the Group’s loss for the year then ended;

•	the Group financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union;

•	the Parent Company financial statements have been properly prepared in accordance with IFRSs as adopted by the European Union and as applied in accordance with the provisions of the Companies Act 2006; and

•	the financial statements have been prepared in accordance with the requirements of the Companies Act 2006.

Separate opinion in relation to IFRSs as issued by the IASB

In our opinion the financial statements give a true and fair view of the financial position of the group as at 30 June 2016 and of its consolidated financial performance and its cash flows for the year then ended in accordance with IFRSs as issued by the IASB.

Artilium plc

Independent auditors report to the members of Artilium plc

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Strategic Report and Directors’ Report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept by the Parent Company, or returns adequate for our audit have not been received from branches not visited by us; or

•	the Parent Company financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors’ remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

David Thompson (Senior statutory auditor)

for and on behalf of PKF Littlejohn LLP, Statutory Auditor

London

3 November 2016

Artilium plc

Consolidated income statement

Year ended 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Continuing Operations
Revenue	4	9,622	7,651
Cost of sales		(2,599)	(1,882)
Gross profit		7,023	5,769
Other operating income	10	-	73
Depreciation and amortisation	14,16	(1,411)	(620)
Administrative expenses before redundancy costs		(6,835)	(5,614)
Redundancy costs	8	(294)	(327)
Administrative expenses		(7,129)	(5,941)
Operating loss		(1,517)	(719)
Finance costs	7	(200)	(49)
Loss before tax		(1,717)	(768)
Tax credit	11	191	152
Loss for the year from continuing operations	5	(1,526)	(616)
Basic & diluted earnings per share in euro-cents from continuing operations	12	(0.54)	(0.27)

Artilium plc

Consolidated statement of comprehensive income

Year ended 30 June 2016

	2016	2015
	Eur’000	Eur’000

Loss for the year	(1,526)	(616)
Other comprehensive income for the year:
Items that may be reclassified subsequently to profit or loss
Exchange differences on translation	(10)	(253)
Total comprehensive income for the year attributable to owners of the parent	(1,536)	(869)

Artilium plc

Registered number: 03904535

Consolidated statement of financial position

As at 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Non-current assets
Goodwill	13	17,127	13,726
Other intangible assets	14	4,286	1,805
Property, plant and equipment	16	471	354
Deferred tax assets	20	-	270
		21,884	16,155
Current assets
Inventories	18	131	38
Trade and other receivables	19	3,922	5,263
Cash and cash equivalents		422	735
		4,475	6,036
Total assets		26,359	22,191
Non-current liabilities
Deferred tax liabilities	20	485	495
Bank loans	22	40	60
Other loans	23	1,539	-
		2,064	555
Current liabilities
Trade and other payables	21	5,795	6,577
Bank loans	22	254	255
Other loans	23	161	-
		6,210	6,832
Total liabilities		8,274	7,387

Artilium plc

Consolidated statement of financial position (continued)

As at 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Equity attributable to owners of the parent
Share capital	24	19,601	15,415
Share premium		47,379	46,748
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(2,343)	(2,333)
Own shares	25	(2,336)	(2,336)
Retained deficit		(52,207)	(50,681)
Total equity		18,085	14,804
Total liabilities and equity		26,359	22,191

The financial statements were approved by the Board of Directors and authorised for issue on 3 November 2016. They were signed on its behalf by:

Jan Paul Menke

Director
Company No. 03904535

Artilium plc

Consolidated statement of changes in equity

Year ended 30 June 2016

	Share capital	Share premium	Merger relief reserve	Capital redemption reserve	Share- based payment reserve	Translation reserve	Own shares	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2014	14,181	46,586	1,488	6,503	3,246	(2,080)	(2,336)	(53,311)	14,277

Nominal value of shares issued	1,234	-	-	-	-	-	-	-	1,234
Premium arising on issue of shares	-	162	-	-	-	-	-	-	162
Total transactions with owners, recognised directly in equity	1,234	162	-	-	-	-	-	-	1,396
Loss for the year	-	-	-	-	-	-	-	(616)	(616)
Other comprehensive income - currency translation differences	-	-	-	-	-	(253)	-	-	(253)
Total comprehensive income for the year	-	-	-	-	-	(253)	-	(616)	(869)
Reclassification from one caption to another	-	-	-	-	(3,246)	-	-	3,246	-
Balance at 30 June 2015	15,415	46,748	1,488	6,503	-	(2,333)	(2,336)	(50,681)	14,804

Nominal value of shares issued	4,186	-	-	-	-	-	-	-	4,186
Premium arising on issue of shares	-	631	-	-	-	-	-	-	631
Total transactions with owners, recognised directly in equity	4,186	631	-	-	-	-	-	-	4,817
Loss for the year	-	-	-	-	-	-	-	(1,526)	(1,526)
Other comprehensive income - currency translation differences	-	-	-	-	-	(10)	-	-	(10)
Total comprehensive income for the year	-	-	-	-	-	(10)	-	(1,526)	(1,536)
Balance at 30 June 2016	19,601	47,379	1,488	6,503	-	(2,343)	(2,336)	(52,207)	18,085

Artilium plc

Consolidated cash flow statement

Year ended 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Net cash used in operating activities	26	(1,261)	(623)
Investing activities
Acquisition of subsidiaries, net of cash acquired	15	(143)	(31)
Purchase of intangible assets		(348)	(46)
Purchase of property, plant and equipment	16	(40)	(279)
Proceeds from disposal of property, plant and equipment		-	97
Net cash used in investing activities		(531)	(259)
Financing activities
Proceeds on issue of shares		-	921
New borrowings/loans received	23	2,000	315
Interest paid		(200)	(33)
Repayment of borrowings	22	(321)	(150)
Net cash from financing activities		1,479	1,053
Net (decrease)/increase in cash and cash equivalents		(313)	171
Cash and cash equivalents at beginning of year		735	564
Cash and cash equivalents at end of year		422	735

Non-cash transactions

The principal non-cash transaction is the issue of shares as consideration for the acquisitions discussed in notes 15 and 24.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

1.	General information

Artilium plc is a Company incorporated in the United Kingdom. The address of the registered office is given on page 1. The nature of the Group’s operations and its principal activities are set out in the Strategic report and Directors’ report on pages 5 to 9. The Group’s principal place of business is Belgium and the Netherlands. The ultimate parent Company of the Group is Artilium plc.

The consolidated financial statements were authorised for issue by the Board of Directors on 3 November 2016.

Standards adopted early by the Group

The Group has not adopted any standards or interpretations early in either the current or the preceding financial year.

New and amended standards and interpretations

Standards and interpretations effective in the current period but with no significant impact

All new standards and amendments to standards and interpretations effective for annual periods beginning on or after 1 July 2015 are not material to the Group and therefore not applied in preparing these financial statements.

New and amended standards issued but not yet effective for the financial year beginning 1 July 2015 and not early adopted

Standard		Effective Date
IAS 1 (Amendments)	Presentation of Financial Statements: Disclosure Initiative	1 January 2016
IAS 7 (Amendments)	Disclosure Initiative	*1 January 2017
IAS 12 (Amendments)	Recognition of Deferred Tax	*1 January 2017
IAS 16 (Amendments)	Clarification of Acceptable Methods of Depreciation	1 January 2016
IAS 27 (Amendments)	Separate Financial Statements	1 January 2016
IAS 38 (Amendments)	Clarification of Acceptable Methods of Amortisation	1 January 2016
IFRS 9	Financial Instruments	*1 January 2018
IFRS 11 (Amendments)	Joint Arrangements: Accounting for Acquisitions of Interests in Joint Operations	1 January 2016
IFRS 14	Regulatory Deferral Accounts	*1 January 2016
IFRS 15	Revenue from Contracts with Customers	*1 January 2018
IFRS 16	Leases	*1 January 2019
Annual Improvements	2012 – 2014 Cycle	1 January 2016

*Subject to EU endorsement

The Directors do not expect that the adoption of the Standards listed above will have a material impact on the financial statements of the Group in future periods, except for IFRS 15 which may have an impact on revenue recognition and related disclosures. It is not currently practicable to provide a reliable estimate of the potential effect of IFRS 15 until a detailed review has been undertaken.

Functional and presentation currency

The individual financial statements of each company within the Group is presented in the currency of the primary economic environment in which it operates (its functional currency). The consolidated financial statements are presented in EUR in order to reflect the economic substance the Group operates in (see also accounting policies - Note 2). These financial statements are presented in round thousand Euros.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

2.	Significant accounting policies

Basis of preparation

The financial statements have been prepared in accordance with IFRSs adopted by the European Union (EU) and the Companies Act 2006 that applies to companies reporting under IFRS as adopted by the EU and IFRIC interpretations. The group, in addition to complying with its legal requirement to apply IFRSs as adopted by the European Union, has also prepared the financial statements in accordance with IFRSs as issued by the International Accounting Standards Board (IASB).

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are set out below.

The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or conformity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in note 3.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the entities controlled by the Company (its subsidiaries) made up to 30 June each year. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

The results of the subsidiaries acquired are included in the consolidated income statement from the effective date of acquisition. They are deconsolidated from the date that control ceases.

Where necessary, adjustments are made to the financial statements of the subsidiary to bring the accounting policies used into line with those used by the Group. Inter-company transactions and balances between group companies are eliminated.

Business combinations

The acquisition of subsidiaries is accounted for using the acquisition method. The consideration of the acquisition is measured at the aggregate of the fair values, at the date of exchange, of assets given, liabilities incurred or assumed, and equity instruments issued by the Group in exchange for control of the acquiree. The acquiree’s identifiable assets, liabilities and contingent liabilities that meet the conditions for recognition under IFRS 3 Business Combinations are recognised at their fair value at the acquisition date

Goodwill arising from a business combination is determined as the difference between (I) the consideration transferred plus the amount of any non-controlling interest plus the fair value of any previously held equity interest in the acquiree, and (II) the net of the acquisition-date fair values of the identifiable assets acquired and liabilities assumed. If, after reassessment, the Group’s interest in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities exceeds the cost of the business combination, the excess is recognised immediately in profit or loss. Expenses incurred as part of a business combination are immediately expensed to the income statement.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Goodwill

Goodwill that arises from the acquisition of subsidiaries is presented as part of non-current assets in the statement of financial position. Goodwill is initially recognised as an asset measured at cost. We refer to the accounting policies about business combinations for further guidance.

Goodwill is not amortised but tested for impairment. For the purpose of this impairment testing, goodwill is allocated to the Group’s cash-generating units expected to benefit from the synergies of the combination. Cash-generating units to which goodwill has been allocated are tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata on the basis of the carrying amount of each asset in the unit. An impairment loss recognised for goodwill is not reversed in a subsequent period. On disposal of a subsidiary the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales-related taxes.

Revenue from platform services arises from the sale of proprietary software, professional services, the re-sale of third party hardware and software, and after sale maintenance contracts.

Where the outcome of a contract can be estimated reliably, revenue and costs related to the sale of proprietary software and professional services are recognised by reference to the stage of completion on the contract activity at the reporting date. This is measured by the proportion that contract costs incurred for work performed to date bear to the estimated total contract costs.

When it is probable that total contract costs will exceed total contract revenue, the expected loss is recognised as an expense immediately.

Sale of third party hardware and software is recognised when the goods are delivered and title has passed.

Maintenance revenue is recognised proportionally over the support term included in the platform contract.

Revenue from the sale of software licences is recognised when the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the vendor’s fee is fixed or determinable; and

•	collectability is probable.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are recognised as assets of the Group at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the statement of financial position as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

Rentals payable under operating leases are charged to income on a straight-line basis over the term of the relevant lease.

Benefits received and receivable as an incentive to enter into an operating lease are also spread on a straight line basis over the lease term.

Foreign currencies

The individual financial statements of each Group company is presented in Euro, being the currency of the primary economic environment in which it operates (its functional currency), except for the parent Company and Artilium UK Limited whose functional currency is sterling. The consolidated financial statements are presented in Euro.

In preparing the financial statements of the individual companies, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the reporting date. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences arising on the settlement of monetary items, and on the retranslation of monetary items, are included in profit or loss for the period. Exchange differences arising on the retranslation of non-monetary items carried at fair value are included in profit or loss for the period except for differences arising on the retranslation of non-monetary items in respect of which gains and losses are recognised directly in other comprehensive income and recognised in the ‘Translation Reserve’ in equity.

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Group’s foreign operations are translated at exchange rates prevailing on the reporting date. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. Exchange differences arising, if any, are recognised in Other Comprehensive Income and transferred to the Group’s translation reserve. Such translation differences are recognised as income or as an expense in the period in which the operation is disposed of.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising are recognised in other comprehensive income.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Retirement benefit costs

Payments to defined contribution retirement benefit schemes are charged as an expense as they fall due.

Payments made to state-managed retirement benefit schemes are dealt with as payments to defined contribution schemes where the Group’s obligations under the schemes are equivalent to those arising in a defined contribution retirement benefit scheme.

Taxation

The tax credit represents the sum of current and deferred tax.

The current tax is based on taxable profit or loss for the year. Taxable profit or loss differs from net profit or loss as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the reporting date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are recognised on all taxable temporary differences with certain specific exceptions and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. However deferred tax assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax is calculated at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax is charged or credited in the income statement, except when it relates to items charged or credited directly in other comprehensive income or equity, in which case the deferred tax is also dealt with in other comprehensive income or equity, respectively.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation and any recognised impairment loss.

Depreciation is charged so as to write off the cost of assets over their estimated useful lives, using the straight-line method, on the following bases per annum:

Leasehold improvements	10%
Fixtures and equipment	20%-33%

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease.

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in profit or loss.

The Directors consider the reasonableness of the useful economic life and residual value estimates on an annual basis.

Assets under construction

Assets under construction are recognized for all intangible assets which are in process of development. Assets under development are measured at the amount of cash or cash equivalents paid or the fair value of any consideration given during the time of construction. No depreciation is recognized during period of commissioning. Assets under development are impaired whenever there are indications that an impairment loss may have occurred.  When the asset is available for use it will be transferred to its appropriate classification, depending on the nature of asset.

Other intangible assets

Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire and install the specific software. Customer portfolios and computer software acquired in a business combination that qualify for separate recognition are recognised as intangible assets at their fair value at the acquisition date. Subsequent to initial recognition, intangible assets acquired in business combinations are reported at cost less accumulated amortisation and accumulated impairment losses.

Intangible assets acquired in a business combination and recognised separately from goodwill are initially recognised at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortisation and accumulated impairment losses.

All intangible assets are accounted for using the cost model whereby capitalised costs are amortised on a straight-line basis over their estimated useful lives, as these assets are considered finite. Residual values and useful lives are reviewed at each reporting date. In addition, they are subject to impairment testing. The following estimated useful lives are applied:

Software: 3 years

Customer portfolios: 5 years

Amortisation has been included within depreciation and amortisation under the heading administrative expenses. Subsequent expenditures on the maintenance of computer software are expensed as incurred. When an intangible asset is disposed of, the gain or loss on disposal is determined as the difference between the proceeds and the carrying amount of the asset, and is recognised in profit or loss within other income or other expenses.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Impairment of tangible and intangible assets excluding goodwill

At each reporting date, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Group estimates the recoverable amount of the smallest cash-generating unit to which the asset belongs. An intangible asset with an indefinite useful life is tested for impairment annually and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised as an expense immediately.

Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised as income immediately. No reversal of impairment losses took place in the year.

Software development costs

Software development costs are capitalised as an intangible asset included within other intangible assets, provided that the following criteria are demonstrated:

•	the technical feasibility of completing the intangible asset so it will be available for use or sale;

•	the intention to complete the intangible asset for use or sale;

•	the ability to use or sell the intangible asset;

•	how the intangible asset will generate future economic benefits;

•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and

•	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The costs are capitalised from the date that the above criteria are satisfied and are amortised once the intangible asset has been completed and either brought into use or released for sale. The costs will be amortised over the expected economic life of the intangible asset being three years, and included within administrative expenses. If the above criteria are not demonstrated the development costs are expensed as they are incurred. In most cases these recognition criteria are not met.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Financial instruments

Financial assets and financial liabilities are recognised in the Group’s statement of financial position when the Group becomes a party to the contractual provisions of the instrument. Financial assets are derecognised from the statement of financial position when the Group’s contractual rights to the cash flows expire or the Group transfers substantially all the risks and rewards of the financial asset. Financial liabilities are derecognised from the Group’s statement of financial position when the obligation specified in the contract is discharged or cancelled or expires.

Financial assets

All financial assets (loans and receivables, trade and other receivables and cash and cash equivalents) are recognised and derecognised on trade date. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets. The purchase or sale of a financial asset is under a contract whose terms require delivery of the financial asset within the timeframe established by the market concerned. The purchase or sale of a financial asset is initially measured at fair value, plus transaction costs.

Effective interest method

The effective interest method is a method of calculating the amortised cost of a debt instrument and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts (including all fees on amounts paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

Trade and other receivables

Trade and other receivables are recognised initially at fair value, and are subsequently measured at amortised cost using the effective interest rate method. A provision for impairment is made where there is objective evidence (including customers with financial difficulties or in default on payments) that amounts will not be recovered in accordance with the original terms of the agreement. A provision for impairment is established when the carrying value of the receivable exceeds the present value of the future cash flow discounted using the original effective interest rate. The carrying value of the receivable is reduced through the use of an allowance account and any impairment loss is recognised in the income statement.

Cash and cash equivalents

Cash and cash equivalents comprise cash on hand and demand deposits and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the first-in, first-out (FIFO) method. Net realisable value is the estimated selling price in the ordinary course of business less any applicable selling expenses.

Financial liabilities and equity

Financial liabilities (trade and other payables, bank and other loans) and equity instruments are classified according to the substance of the contractual arrangements entered into. The Group's financial liabilities include borrowings and trade and other payables. An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Company are recorded at the proceeds received, net of direct issue costs.

Borrowings

Interest-bearing loans and overdrafts are recorded initially at their fair value, net of direct transaction costs. Such instruments are subsequently carried at their amortised cost and finance charges, including premiums payable on settlement or redemption, are recognised in the income statement over the term of the instrument using an effective rate of interest.

Trade and other payables

Trade and other payables are initially measured at fair value, and are subsequently measured at amortised cost, using the effective interest rate method. The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Share-based payments

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments at the date of grant. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight line basis over the vesting period, based on the Group’s estimate of the shares that will eventually vest and adjusted for the effect of non-market based vesting conditions.

Equity-settled share-based payment transactions with parties other than employees are measured at the fair value of the goods or services received, except where that fair value cannot be estimated reliably, in which case they are measured at the fair value of the equity instruments granted, measured at the date the entity obtains the goods or the counterparty renders the service.

Exceptional items

Exceptional items, comprising redundancy costs, are disclosed separately in the financial statements where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of expense that have been shown separately due to the significance of their nature or amount.

Equity

Equity reserves comprise:

Share capital

Share capital represents the nominal value of shares that have been issued.

Share premium account

Share premium includes any premiums received on issue of share capital. Any transaction costs associated with the issuing of shares are deducted from share premium, net of any related income tax benefits.

Merger relief reserve

The merger relief reserve includes any premium on issue of share capital as part or all of the consideration in a business combination, where more than 90% of the issued share capital of the acquiree is obtained.

Capital redemption reserve

On 22 December 2005 the Company bought back all of its issued deferred share capital comprising 900,447 shares with a nominal value of £4.99 each for a total consideration of 1 pence. The effect of this transaction was to reduce issued share capital by €6,503,000 and create a capital redemption reserve of the same amount.

Share-based payment reserve

The share-based payment transaction reserve is used to recognise the value of equity-settled share-based payment transactions provided to the Directors, including key management personnel, as part of their remuneration. Refer to Note 6 for further details.

Translation reserve

The foreign-currency translation reserve is used to record exchange differences arising from the translation of Sterling £ for Artilium plc and Artilium Limited to the presentation currency of Euro.

Own shares

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

3.	Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the Group’s accounting policies

In the process of applying the Group’s accounting policies, which are described in Note 2, management has made the following judgements that have a significant effect on the amounts recognised in the financial statements (apart from those involving estimations, which are dealt with below).

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Recognition of deferred tax assets

The extent to which deferred tax assets can be recognised is based on an assessment of the probability of the Group’s future taxable income against which the deferred tax assets can be utilised. In addition, significant judgement is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

Going concern

The directors have adopted the going concern basis in preparing the consolidated financial statements, having carried out a going concern review. Given the nature of the Group and the way in which business is managed, cash flow forecasts have been prepared for both of the Group's three trading companies, Artilium NV, United Telecom NV and Comsys. These forecasts are considered in conjunction for the directors to satisfy themselves that the going concern assumption is appropriate.

United Telecom NV

The directors have prepared and reviewed cash flow forecasts from the date of the accounts approval to the end of December 2017. Due to the nature of the Company's customer base, contracted income and cost base the directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by the historic experience of forecasting within the United Telecom NV business.

Artilium NV

A worst-case scenario cash flow forecast (which represents a significant downgrade compared to internal budgets and targets) has been prepared from the date of the accounts approval to end of December 2017. In carrying out the review the Directors have had to make significant assumptions about the revenue that will be generated to end of December 2017.

The Group has now secured 78% (€3,5m) of its expected revenue per the worst case scenario forecast, the remaining revenue for the forecast period is a combination of expected recurring revenue included within concluded contracts and proposals to existing and new customers based on the directors' assessment of the likelihood of winning these on a project by project basis, revenue has only been included in the forecasts where the directors are at least 80% certain that the revenue will be secured. Therefore the directors would like to highlight that 22% (€1,0m) of forecast revenue per the worst case scenario is not committed or contracted.

Comsys

The directors have prepared and reviewed cash flow forecasts from the date of the financial statements approval to end of December 2017. The directors do not consider there to be a material uncertainty in relation to the amount of revenue that the company will generate, or costs that it will incur. This is supported by historic data and experience of forecasting within the Comsys business.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

3.	Critical accounting judgements and key sources of estimation uncertainty

Critical judgements in applying the Group’s accounting policies (continued)

The directors consider that the assumptions made are appropriate and are satisfied that the Group is a going concern. The directors monitor the cash position of the business on an ongoing basis and consider the various sources of finance available to the Group; the directors would seek to access these sources of finance as necessary.

Functional currency of parent Company

Management consider that the parent Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The parent Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the parent Company to be Sterling.

Key sources of estimation uncertainty

The key assumptions concerning the future, and other key sources of estimation uncertainty at the reporting date, that have a risk of causing an adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

Carrying value of long-term assets

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term, together with the discount rate (notes 13 and 14).

Management has considered the recoverability of its internally generated intangible ‘assets under construction’ which are included in the Statement of Financial Position at €331,000. The development projects continue to progress in a satisfactory manner and management expects future anticipated revenues to exceed the carrying value and costs of completion.

Allowance for doubtful debts

The Directors have carried out an assessment on the recoverability of trade receivables and concluded on a value of the provision required. In arriving at this conclusion the Directors have used their knowledge of their customer base, the market condition and the age of the outstanding receivables.

Estimated value and life of intangible assets acquired in a business combination (note 15)

Useful lives are based on industry standards and historical experience which are subjected to yearly evaluation. Management review other intangible assets at each reporting date to determine whether there are any indications of impairment. If any such indication exists, an estimate of the recoverable amount is performed, and an impairment loss is recognised to the extent that the carrying amount exceeds the recoverable amount. The Directors have reviewed the estimated value and do not consider any impairment to be necessary.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

4.	Segmental information

Segment reporting

The Group identifies three reportable segments with different economic characteristics. The three reportable segments reflect the level at which the Group’s Chief Operating Decision Maker (“CODM”) reviews the financial performance of the business and makes decisions about the allocation of resources and other operational matters. The reportable segments are equal to the operating segments.

The three reportable segments “Artilium”, “United Telecom” and “Comsys” correspond with the three trading activities of the Group.

Artilium provides advanced mobile telecommunications software to network operators and enablers (managed services providers, systems integrators etc). Its core product is its ARTA Mobile Applications Platform which enables network operators to open networks to third party developers and launch new services which feature elements from the telecoms and web environments.

The business of United Telecom consists of rendering telecom services to the Belgium corporate and consumer market as well as the development and sale of advanced “carrier grade” shared services for telecom service providers (including fixed, mobile and VOIP).

Comsys is a specialist in interactive telephony services and provides telecommunication products, solutions and hosted services in the converging arena of IN, 3G, SIP and VoIP networks for mobile and fixed line telephone operators, MVNOs and contact centres.

In line with the Group’s internal reporting framework and management structure, the key strategic and operating decisions are made by the Board of Directors which is considered to be the CODM. The CODM reviews on a regular basis the following financial key data of each segment:

•	Revenue;

•	Recurring adjusted EBITDA = Operating result before depreciation, amortization, impairment of assets and non-recurring expenses;

•	Recurring EBIT = Operating result before interests and taxes less non-recurring expenses;

•	Non-recurring items;

•	Segment profit/loss.

The accounting principles applied to the operating segments are the same as those described in note 2.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

4.	Segmental information (continued)

An analysis of the Group’s result is as follows:

Refer to note 9 for a reconciliation of the operating result and net result to the adjusted EBITDA and above for the definition of the adjusted EBITDA.

Refer to ‘Principal activities’ within the strategic report for a description of revenue by type.

	Artilium		United Telecom		Comsys	Total
	2016	2015	2016	2015	2016	2016	2015
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000
Revenue	3,881	4,276	4,108	3,374	1,633	9,622	7,650

Adjusted EBITDA	119	(93)	(143)	128	336	312	35
Depreciation, amortisation and impairments	(161)	(67)	(792)	(504)	(583)	(1,536)	(571)

Recurring EBIT	(42)	(160)	(935)	(376)	(247)	(1,224)	(536)

Non-recurring items	(172)	(267)	(122)	(60)	-	(294)	(327)
Redundancy costs	(172)	(267)	(122)	(60)	-	(294)	(327)

EBIT	(214)	(427)	(1,057)	(436)	(247)	(1,518)	(863)

Interest expense/other finance expense	(69)	(44)	(69)	(4)	(62)	(200)	(48)
Other finance expense including exchange differences	-	143	-	-	-	-	143
Income tax	-	(8)	94	160	97	191	152

Segment loss	(283)	(336)	(1,032)	(280)	(212)	(1,526)	(616)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

4.	Segmental information (continued)

An analysis of the Group’s assets and liabilities is as follows:

	Artilium		United Telecom		Comsys	Total
	2016	2015	2016	2015	2016	2016	2015
Total segment assets (Eur‘000)	19,231	16,012	796	6,179	6,332	26,359	22,191
Total segment liabilities (Eur’000)	3,288	5,550	3,112	1,837	1,874	8,274	7,387

All assets and liabilities of the Group are allocated to the operating segments. Segment assets and liabilities are presented before intersegment balances. Intersegment sales and transfers are registered at arm’s length as if the sales and transfers were executed with third parties.

Geographical information

The Group revenue and location of non-current assets is derived from and located in mainland Europe. An analysis by geographical destination is as follows:

	2016		2015
	Revenues	Non- current assets	Revenues	Non- current assets
	Eur’000	Eur’000	Eur’000	Eur’000
Belgium	7,182	5,167	6,950	5,584
UK	-	10,571	-	10,571
Holland	2,430	6,146	635	-
Germany	-	-	16	-
India	2	-	3	-
Hong Kong	8	-	8	-
Total	9,622	21,884	7,612	16,155

Information about major customers

25% of the consolidated revenue is generated by sales to an external customer within the segment “Artilium” (25% for the year ended 30 June 2015). There are no other sales to single external customers exceeding 10% of the consolidated revenue.

5.	Operating loss

Loss for the year has been arrived at after charging/(crediting):

	2016	2015
	Eur’000	Eur’000
Net foreign exchange (gains)/losses	-	(143)
Operating lease rentals – land and buildings & other	678	533
Depreciation of property, plant and equipment	114	79
Amortisation of intangible assets	1,297	541
Staff costs	4,026	3,616
Employee benefits	67	72

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

5.	Operating loss (continued)

Reconciliation of operating loss before redundancy costs is provided below:

	2016	2015
	Eur’000	Eur’000

Operating loss	(1,517)	(719)
Redundancy costs	294	327
Operating loss before redundancy costs	(1,223)	(392)

A detailed analysis of auditors’ remuneration on a worldwide basis is provided below:

	2016	2015
	Eur’000	Eur’000

- Fees payable to the Company’s auditors and its associates for the audit of the Company and consolidated annual financial statements	42	64
- the audit of the Company’s subsidiaries pursuant to legislation	45	38
Total audit fees	87	102
- Other services (*)	22	31
Total non-audit fees	22	31

(*) Other services are comprised of the auditor’s review of the half-yearly interim financial information.

6.	Staff costs

The average monthly number of employees was:

	2016	2015
	Number	Number
Administrative and development	69	57

	Eur’000	Eur’000
Their aggregate remuneration comprised:
Wages and salaries	3,179	2,753
Social security costs	741	768
Employee benefits	67	72
Other pension costs	106	95
Total included within administrative expenses	4,093	3,688

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

6.	Staff costs (continued)

Remuneration of directors

The remuneration of directors is €0.3 million (2015: € 0.3 million). Refer to page 14. The only key management personnel are the directors.

7.	Finance costs

	2016	2015
	Eur’000	Eur’000

Interest on bank loans	16	9
Interest on other loans and other finance costs	184	40
	200	49

8.	Redundancy costs

	2016	2015
	Eur’000	Eur’000

Redundancy costs	294	327
	294	327

The redundancy costs for the years ended 30 June 2016 and 2015 relates to severance packages for personnel and contractors that were made redundant, or have had the terms of their redundancy communicated to them.

9.	Reconciling table net result, operating result-adjusted EBITDA

	2016	2015
	Eur’000	Eur’000

Loss for the year from continuing operations	(1,526)	(616)
Tax credit	(191)	(152)
Finance costs	200	49
Operating loss	(1,517)	(719)
Redundancy costs	294	327
Depreciation and amortisation	1,411	570
Impairment of receivables	125	-
Exchange differences	-	(143)
Adjusted EBITDA	313	35

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

Artilium defines adjusted EBITDA as operating result before interests, exchange result, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

10.	Other operating income

	2016	2015
	Eur’000	Eur’000
Other operating income - net	-	73
	-	73

Other operating income in prior year related mainly to the write off of old balances in accordance with Belgian law, held within the accounts receivable and accounts payable ledger of United Telecom NV and dated prior to 2013.

11.	Tax

	2016	2015
	Eur’000	Eur’000
Analysis of taxation credit for the year:
Current tax:
UK tax	-	-
Overseas tax	-	-
Total current tax	-	-
Deferred tax:
Origination and reversal of temporary differences	296	152
Write-off deferred tax asset on fiscal losses carried forward	(105)	-
Total deferred tax	191	152
Total taxation credit in the income statement	191	152

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

11.	Tax (continued)

The credit for the year can be reconciled to the loss per the income statement as follows:

	2016	2015
	Eur’000	Eur’000

Loss before tax from continuing operations	(1,717)	(768)

Tax credit at domestic rates applicable to losses of taxable entities in the countries concerned	(104)	(254)
Effects of:
Expenses not deductible for tax purposes	45	66
Tax losses brought forward utilised in the year	(857)	(332)
Tax losses carried forward unutilised in the year	916	520
Tax credit for current tax	-	-
Movement in deferred tax	(191)	(152)
Total taxation credit	(191)	(152)

The weighted average applicable tax rate was 6% (2015: 33%). The decrease is caused by the profitability of certain acquired subsidiaries during the year, giving rise to taxable profits, and offsetting the loss making entities.

Future

Reductions in the UK corporation tax rate from 23% to 21% (effective from 1 April 2014) and to 20% (effective from 1 April 2015) were substantively enacted. The UK corporation tax rate will reduce to 19% from 1 April 2017 and to 17% from 1 April 2020. The change in UK’s corporate tax rate has no effect on any recognized deferred tax asset or liability.

12.	Earnings per share

	2016	2015
	Eur’000	Eur’000

Loss from continuing operations for the purposes of basic & diluted loss per share being net losses attributable to equity holders of the parent	(1,526)	(616)

	No.	No.
Number of shares
Weighted average number of ordinary shares
for the purposes of basic & diluted loss per share	282,348,087	228,658,004

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

12.	Earnings per share (continued)

The weighted average number of ordinary shares is calculated as follows:

Issued ordinary shares

	2016	2015
	No.‘000	No.‘000

Start of period	228,658	218,608
Effect of shares issued in prior period	7,458	317
Effect of shares issued in the period	46,232	9,733
Accumulated weighted average basic and diluted number of shares	282,348	228,658

Basic and diluted earnings per share is calculated as follows:

Loss for the year attributable to the equity shareholders of the Company (Eur’000)	(1,526)	(616)
Basic and diluted loss per share (Euro cent)	(0.54)	(0.27)

Refer to note 15 regarding details of the future potential issue of dilutive shares in connection with the acquisition of Comsys.

13.	Goodwill

Eur’000

Cost
At 1 July 2014	13,726
At 30 June 2015	13,726
Carrying amount
At 1 July 2015	13,726
Acquisitions through business combinations (note 15)	3,401
At 30 June 2016	17,127

No goodwill is expected to be deductible for tax purposes.

The goodwill balance is allocated to the cash-generating units United Telecom (€3.1 million), Artilium (€10.6 million) and Comsys (including Livecom International) (€3.4 million).

The Directors have carried out impairment tests on the carrying value of the Group’s intangible assets and goodwill and concluded that these assets are not impaired. In arriving at this conclusion the Directors have used value-in-use calculations and made assumptions about revenue and gross margins in the near and longer term. The Directors consider that the assumptions made are appropriate and are satisfied that the Group’s non-current assets are not impaired.

Allocation of goodwill to cash-generating units

For the purpose of impairment testing the Group as a whole is considered as three cash-generating units because of the way it is structured, managed and measured by management. The Group tests goodwill and other intangible assets annually for impairment or more frequently if there are indications that it might be impaired. If the recoverable amount of the cash-generating unit is less than the carrying amount of the unit, the impairment loss is initially allocated to reduce the carrying amount of any goodwill. The cash generating units are Artilium NV, United Telecom NV and Comsys.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

13.	Goodwill (continued)

Artilium NV

Cash flows for the impairment tests have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash flow forecast to perpetuity using a pre-tax discount rate of 16.0% (2015: 18.57%), which is considered appropriate for the Company. The discount rate would need to increase to more than 18.9% for the goodwill to be impaired. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% (2015:2.5%) in line with long-term forecasts for economic growth expected in Belgium, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 5%-10% per annum (2015:5%-10%) based on management’s best estimate of the market opportunities and the existing pipeline opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount by €2.8 million (2015: €2.7 million). If the net present value of forecast future cash flows decreased by 21% the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions.

The Group’s cost base is forecast to increase at the rate of 2% (2015:2%) per annum for the five year forecast period. This is based on management’s historic experience of cost increases, and the forecast increases in revenue.

United Telecom NV

The goodwill arising on acquisition of United Telecom on 27 June 2012 amounts to €3.155 million and was tested for impairment. Cash flows for the acquired business, for the purpose of the impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% (2015:22.67%) which is considered appropriate for the company. The discount rate would need to increase to more than 17.4% for the goodwill to be impaired. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in Belgium as this is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €0.4 million. If the net present value of forecast future cash flows decreased by 9.7% the recoverable amount will be less than the carrying amount. The headroom is sensitive to reasonably possible changes in the key assumptions.

Comsys

The goodwill arising on acquisition of Comsys on 25 September 2015 and Livecom on 1 January 2016 amounts to €3.4 million and was tested for impairment. Cash flows for the acquired business, for the purpose of impairment test, have been formally forecast and management approved for five years and a terminal value has been calculated for the years beyond that. The terminal value is based on the average over the five year net cash-flow forecast for perpetuity using a pre-tax discount rate of 16.0% which is considered appropriate for the company. The growth rate factor used in perpetuity in the discounted cash flow model is estimated to be 2.5% in line with long-term forecasts for economic growth expected in the Netherlands, which is the company's principal market. The sales growth rate used during the five year forecast is estimated to be 3% - 11% per annum based on management’s best estimate of the market opportunities. Based on these assumptions the recoverable amount exceeds the carrying amount of the goodwill and identified intangible assets by €0.5 million. The headroom is sensitive to reasonably possible changes in the key assumptions.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

14.	Other intangible assets

	Assets under construction	Telecommunications software platform	Customer portfolio	Other software	Total
	Eur'000	Eur'000	Eur'000	Eur'000	Eur'000

Cost
At 1 July 2014	285	5,040	2,729	80	8,134
Additions	46	-	-	-	46
Acquired through business combinations	-	-	477	-	477

At 30 June 2015	331	5,040	3,206	80	8,657
Acquired through business combinations (note 15)	-	-	1,647	1,404	3,051
Asset acquisitions	-	-	519	207	726
At 30 June 2016	331	5,040	5,372	1,691	12,434
Amortisation
At 1 July 2014	-	5,040	1,230	41	6,311
Charge in period	-	-	523	18	541
At 30 June 2015	-	5,040	1,753	59	6,852
Charge in period	-	-	962	335	1,297
At 30 June 2016	-	5,040	2,715	394	8,149
Carrying amount
At 30 June 2016	331	-	2,657	1,297	4,285
At 30 June 2015	331	-	1,453	21	1,805
At 1 July 2014	285	-	1,499	39	1,823

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations

Talking Sense BVBA

On 1 July 2015 Artilium plc acquired 100% of the share capital of Talking Sense BVBA and thereby obtained 100% of the voting power. Talking Sense BVBA is a Belgian voice over internet protocol ("VoIP") telecom operator.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	80
Total consideration	80

The acquisition cost of Talking Sense BVBA of €0.08 million was settled by the issuance of 939,243 new ordinary shares at 6.0 pence per share, being the market share price on the acquisition date.

Valuation of customer base

On acquisition of Talking Sense BVBA customer lists with a fair value of €0.1 million were identified and separately recognised. The fair value of the customer lists was calculated using a value in use calculation based on cash flows directly associated with the customer base as at the date of acquisition. Cash flows from the customer lists were forecast for a period of five years with a 10% reduction in the customer base each year, which has been determined to be consistent with other similar entities in the industry. A pre-tax discount rate of 16% has then been applied to determine the fair value of the customer list acquired.

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets customer portfolio	110
Total non-current assets	110

Trade and other receivables	6
Cash and cash equivalents	4
Total current assets	10

Deferred tax liabilities	(40)
Total non-current liabilities	(40)

Identifiable net assets	80

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations (continued)

Goodwill arising on acquisition

Eur’000
Consideration transferred	80
Less fair value of identifiable net assets acquired	(80)
Goodwill arising on acquisition	-

The revenue included in the consolidated income statement since 1 July 2015 contributed by Talking Sense BVBA was €78,000. Talking Sense BVBA incurred a loss of €14,000 over the same period.

Comsys Telecom and Media BV, Comsys Connect BV and Portalis BV (“Comsys”)

On 25 September 2015 Artilium plc acquired 100% of the share capital of Comsys Telecom & Media BV, Comsys Connect BV and Portalis BV and thereby obtained 100% of the voting power. Comsys is a Dutch specialist in interactive telephony services in the converging arena of IN, 3G, SIP and VoIP networks for mobile and fixed line telephone operators, MVNO’s and contact centers.

The following summarises the details about the acquisition.

Consideration transferred

Eur’000
Settlement in equity instruments	4,625
Total consideration	4,625

The acquisition of Comsys was settled as follows: €4.6 million was settled by the issuance of 59,332,460 new ordinary shares at 5.75 pence per share, being the market share price on the acquisition date. Under the terms of the sale and purchase agreement, additional shares up to a maximum of 41,896,673 ordinary shares will be issued to the vendors, dependent upon Comsys achieving certain revenue and gross margin targets over the next 3 financial years. No liability has been recognised in the financial statements in respect of these contingent additional shares on the basis that the targets were not expected to be met at the date of acquisition.

Valuation of customer base and acquired software

On acquisition of Comsys, customer lists with a fair value of €1.537 million were identified and separately recognised. The fair value of the customer lists was calculated using value in use calculation based on cash flows directly associated with the customer base as at the date of acquisition. Cash flows from the customer lists were forecast for a period of five years with a 20% reduction in the customer base each year, which has been determined to be consistent with other similar entities in the industry. A pre-tax discount rate of 15% has been applied to determine the fair value of the customer list acquired.

Software with a fair value of €1.25 million was identified and separately recognised. The fair value of the acquired software was calculated on an estimated replacement cost basis.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations (continued)

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets customer portfolio	1,537
Intangible assets software	1,250
Property, plant and equipment	190
Deferred tax asset	302
Financial assets	98
Total non-current assets	3,377

Inventories	53
Trade and other receivables	325
Cash and cash equivalents	44
Total current assets	422

Deferred tax liabilities	(697)
Total non-current liabilities	(697)

Trade and other payables	(1,528)
Total current liabilities	(1,528)

Identifiable net assets	1,574

Goodwill arising on acquisition

Eur’000
Consideration transferred	4,625
Less fair value identifiable net assets acquired	(1,574)
Goodwill arising on acquisition	3,051

The goodwill is attributable to gaining instant access to this market and to the expertise of the existing workforce. The revenue included in the consolidated income statement since 25 September 2015 contributed by Comsys was €1,258,000. Comsys also contributed a loss of €302,000 over the same period.

Livecom International BV

On 10 February 2016 Artilium plc acquired 100% of the share capital of Livecom International BV (“Livecom”) and thereby obtained 100% of the voting power. Livecom is a specialist in customer interaction management, providing a single web application that handles all customer contacts via chat, e-mail, voice as well as an expert knowledge base.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

15.	Business Combinations (continued)

The following summarizes the details about the acquisition.

Consideration transferred

Eur’000
Settlement in cash	450
Settlement in equity instruments	62
Total consideration	512

The acquisition of Livecom was settled as follows: €0.45 million was settled in cash, €0.06 million was settled with the issuance of 880,460 new ordinary shares at 5.38 pence per share.

Assets acquired and liabilities recognized at date of acquisition

Eur’000
Intangible assets software	154
Total non-current assets	154

Trade and other receivables	140
Cash and cash equivalents	260
Total current assets	400

Deferred tax liabilities	(40)
Total non-current liabilities	(40)

Trade and other payables	(352)
Total current liabilities	(352)

Identifiable net assets	162

Goodwill arising on acquisition

Eur’000
Consideration transferred	512
Less fair value of identifiable net assets acquired	(162)
Goodwill arising on acquisition	350

The revenue included in the consolidated income statement since 10 February 2016 contributed by Livecom was €375,000. Livecom also contributed a profit of €90,000 over the same period.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

16.	Property, Plant and Equipment

		Fixtures
	Leasehold	and
	improvements	equipment	Total
	Eur’000	Eur’000	Eur’000

Cost
At 1 July 2014	73	581	654
Additions	25	254	279
Acquired through business combinations	-	12	12
Disposals	-	(127)	(127)
At 30 June 2015	98	720	818
Additions	-	40	40
Acquired through business combinations (note 15)	-	190	190
At 30 June 2016	98	950	1,048
Accumulated depreciation
At 1 July 2014	54	360	414
Disposals	-	(30)	(30)
Charge for the year	2	77	79
At 30 June 2015	56	407	463
Charge for the year	22	92	114
At 30 June 2016	78	499	577
Carrying amount
At 30 June 2016	20	451	471
At 30 June 2015	42	331	355
At 1 July 2014	19	221	240

There were no impairment charges for the 2016 and 2015 financial years.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

17.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2016 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	The Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	The Netherlands	100%	Acquisition accounting	Telecom

Unless otherwise stated all ownership relates to ordinary share capital.

18.	Inventories

	2016	2015
	Eur’000	Eur’000

Goods for resale	131	38

Inventories consist of Aculab boards and mobile simcards for resale to clients. The value of the inventories is based on the cost of purchase excluding VAT and stated at the lower of cost and resale value.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

19.	Trade and other receivables

	2016	2015
	Eur’000	Eur’000

Amounts receivable for the sale of goods and services	4,206	5,838
Allowance for doubtful debts	(1,136)	(1,128)
	3,070	4,710
Other receivables	120	124
Prepayments and accrued income	732	429
	3,922	5,263

Amounts receivable for the sale of goods and services are all denominated in Euros.

The Directors consider that the carrying amount of trade and other receivables above approximates to their fair value. The average credit period taken on sales of goods is 53 days (2015: 65 days). No interest is charged on receivables.

Included within trade and other receivables is an amount of €335,000 (2015: €279,000) in respect of amounts that were past due at 30 June, but not impaired. The Group believes that the balances are ultimately recoverable based on a review of past payment history and the credit quality of those customers.

The ageing analysis of past due but not impaired receivables are shown below:

	2016	2015
	Eur’000	Eur’000

Up to three months	335	279

The Group holds no collateral against these receivables at the reporting date.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

19.	Trade and other receivables (continued)

As at 30 June 2016 €1,136,000 of trade receivables were impaired (2015: €1,128,000). This allowance is specific and has been determined by reference to the age of the debt or where amounts are in dispute on a customer by customer basis. To the extent they have not been specifically provided against, the trade receivables are considered to be of sound credit rating. The ageing analysis of the allowance for doubtful debts is as follows:

	2016	2015
	Eur’000	Eur’000

Up to three months	-	-
Up to six months	-	-
Older than six months	1,136	1,128
	1,136	1,128

Movement in the Group’s allowance for doubtful debt is as follows:

	2016	2015
	Eur’000	Eur’000

Opening balance as at 1 July	1,128	1,182
Usage for allowance for doubtful debt	(25)	(63)
Receivables provided for during the year	28	9
Doubtful debt acquired through business combinations	3	-
Closing balance as at 30 June	1,136	1,128

The Group holds no collateral against these receivables at the reporting date.

20.	Deferred tax

The following are the major deferred tax liabilities and assets recognised by the Group and movements thereon during the current and prior reporting period.

Total
Eur’000

At 1 July 2014	(227)
Credit to income statement	164
Acquired through business combinations	(162)
At 30 June 2015	(225)
Acquired through business combinations - liabilities	(777)
Acquired through business combinations - assets	302
Credit to income statement	191
Other movement	24
At 30 June 2016	(485)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

20.	Deferred tax (continued)

	2016	2015
	Eur’000	Eur’000

Timing differences	(10)	(333)
Fair value adjustments on business combinations intangible assets	(475)	(162)
Total deferred tax liability	(485)	(495)
Deferred tax asset	-	270
Total deferred tax asset	-	270
	(485)	(225)

At the reporting date, the Group has UK unused tax losses of approximately €15,740,000 (2015: €13,132,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK. The value of the deferred tax asset not recognized on the tax losses is €3,148,000 (2015: €2,626,000).

At the reporting date, the Group has Belgium tax losses carried forward of approximately €9,023,000 (2015: €10,389,000). No deferred tax asset has been recognised in respect of this due to insufficient evidence of future available profits in the immediate future. The value of the deferred tax asset not recognized on the tax losses is €3,067,000 (2015: €3,531,000).

The Company acquired Comsys on 1 October 2015. The tax losses carried forward at the end of June 2016 amount to approximately €357,000. No deferred tax asset has been recognised. The value of the deferred tax asset not recognized on the tax losses is €89,000.

Deferred tax liabilities of €415,000 (2015: €495,000) relate to intangible assets (customer portfolio) through a business combination in 2015 (Comsys) for a net amount of €321,000 at the end of June 2016, and to the net amount of the deferred tax liability of €36,000 recognized on the software and customer portfolio from the Livecom acquisition in January 2016. The remaining part relates intangible assets (customer portfolio) through a business combination in 2012 (United Telecom) and to the deferred tax liability recognized on the customer portfolio from the SpeakUp acquisition in June 2015.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

21.	Trade and other payables

	2016	2015
	Eur’000	Eur’000

Trade payables	1,916	1,514
Accruals	298	168
Other payables	1,072	693
Deferred income	2,509	4,202
	5,795	6,577

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

22.	Bank Loans

	2016	2015
	Eur’000	Eur’000

Due within one year	254	255
Due after more than one year	40	60
	294	315

The different bank loans are mainly secured on the trade receivables of the Group. Two unsecured loans with an outstanding amount of €80,000 and €150,000 are repayable in 12 months on a monthly basis. Interest rates are fixed at 2.59% and 2.37% per annum respectively and are market conforming. The carrying amount approximates to fair values because of the short maturity of these loans. The third bank loan with a principal of €85,000 is repayable in 48 months on a monthly basis. The interest rate is fixed at 2.43% per annum.

23.	Other loans

	2016	2015
	Eur’000	Eur’000

Due within one year	161	-
Due after more than one year	1,539	60
	1,700	-

Other loans comprise loans from third parties at interest rates of between 7.5% and 8% and are repayable as follow:

€161,000 (repayable within one year)

€400,000 (repayable August 2018)

€300,000 (repayable March 2018)

€100,000 (repayable May 2018)

€739,000 (repayable between 2 to 5 years at €161,000 per annum)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

24.	Share capital

	2016	2015
	Eur’000	Eur’000

Fully paid ordinary shares:
Authorised:
300,000,002 (2015: 300,000,002) ordinary shares of 5p each	18,523	18,523
Issued and fully paid:
297,853,104 (2015: 236,115,941) ordinary shares of 5p each	19,601	15,415
Deferred ordinary shares:
Authorised:
900,447 (2015: 900,447) deferred ordinary shares of £4.99 each	6,503	6,503

	2016	2015
	No. ’000	No. ’000
Fully paid ordinary shares:
Balance at beginning of financial year	236,116	218,925
Issued during the year	61,737	17,191
Issued and fully paid at end of financial year	297,853	236,116

Fully paid ordinary shares carry one vote per share and carry the rights to dividends.

The Company has issued 61,737,163 ordinary shares to acquire Talking Sense, *bliep, Comsys and Livecom. These shares were granted to the vendors of these entities as part of the purchase consideration.

The Company has issued the following shares during the financial year:

•	939,243 on 1 July 2015 for the acquisition of Talking Sense BVBA

•	585,000 on 6 July 2015 for the acquisition Bliep

•	59,332,460 on 26 September 2015 for the acquisition of Comsys

•	880,460 on 10 February 2016 for the acquisition of Livecom

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

25.	Own Shares

Own shares
Eur’000

Balance at 1 July 2015	(2,336)
Balance at 30 June 2016	(2,336)

Own shares represents the cost of shares in Artilium plc purchased and held by the Artilium plc Employee Benefit Trust to satisfy options and share awards under the Group’s Employee Share Schemes. 3,000,000 Series 2 warrants were purchased by the Trust at a price of 10p per warrant in December 2006. These warrants were then exercised at a price of 75p and converted into ordinary 5p shares by the Trust.

26.	Notes to the cash flow statement

	2016	2015
	Eur’000	Eur’000

Loss from continuing operations before tax	(1,717)	(780)
Adjustments for:
Depreciation of property, plant and equipment	114	79
Amortisation of intangible assets	1,297	541
Impairment of trade receivables	(6)	(54)
Finance costs	200	-
Unrealized exchange differences	(28)	(230)
Operating cash flows before movements in working capital	(140)	(444)
Decrease/(increase) in receivables	1,016	(2,827)
(Increase)/decrease in inventory	(40)	5
(Decrease)/increase in payables	(2,991)	2,643
Cash used in operations	(1,261)	(179)
Income taxes paid	-	-
Net cash outflow from operating activities	(1,261)	(623)

27.	Contingent liabilities

The Group had no contingent liabilities as at 30 June 2016.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

28.	Operating lease arrangements

	2016	2015
	Eur’000	Eur’000

Minimum lease payments under operating leases recognised as an expense for the year Land & buildings	292	212
Motor vehicles	386	321
	678	533

At the reporting date, the Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases, which fall due as follows:

Land & buildings	2016	2015
	Eur’000	Eur’000

Within one year	251	168
In the second to fifth years inclusive	382	199
	633	367

Motor vehicles	2016	2015
	Eur’000	Eur’000

Within one year	362	321
In the second to fifth years inclusive	801	642
	1,163	963

Operating lease payments represent rentals payable by the Group for certain of its office properties and motor vehicles. Leases are negotiated for an average term of 3 years and rentals are fixed for an average of 3 years. The Group does not have an option to acquire the leased properties at expiry of the lease term.

29.	Retirement benefit schemes

The Group makes payments to defined contribution retirement benefit schemes for all qualifying employees. As for all defined contribution pension plans, minimum guaranteed rates of return apply on the employee and employer contributions as from 1 January 2004. Since the guarantee is primarily provided for by an insurance company, the pension plan is accounted for as a defined contribution plan.

The total cost charged to income of €106,000 (2015: € 95,000) represents contributions payable to these schemes by the Group at rates specified in the rules of the plans. As at 30 June 2016, all contributions due in respect of the current reporting period had been paid over to the scheme.

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

30.	Events after the balance sheet date

In July 2016 Artilium plc entered into a strategic alliance with Green IT Globe NV ("Green IT Globe") to launch the OneApp platform in order to enter the mobile data cloud market. Furthermore, the Company has issued a loan note to Green IT Globe for a cash amount of €1,000,000. The loan note is repayable in full in July 2017 plus interest at a rate of ten per cent per annum. The loan was financed by external parties up to an equal amount.

31.	Related party transactions

Transactions between the Company and its subsidiaries, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Transactions between the Company and its subsidiaries and other related parties are disclosed in the Company’s separate financial statements.

33.	Transactions with Directors and key management

Other than those transactions disclosed on page 12, there were no other transactions with Directors and key management.

33.	Financial instruments

Categories of financial instruments

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognised in respect of each class of financial asset, financial liability and equity instrument are disclosed in the accounting policies. The book value of the Group’s financial instruments at the year -end is shown below:

		2016	2015
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	19	3,190	4,834
Cash and cash equivalents		422	735
		3,612	5,569
Financial liabilities:
Amortised cost:
Trade and other payables	21	3,286	2,375
Bank loans	22	294	315
Other loans		1,700	-
		5,280	2,690

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

33.	Financial instruments (continued)

Financial risk management

The Group has exposure to the risks from its use of financial instruments. These risks include credit risk, liquidity and cash flow risk, interest rate risk and foreign currency risk.

Credit risk

The Group’s credit risk is primarily attributable to its trade receivables. The amounts presented in the Statement of Financial Position are net of allowances for doubtful receivables. An allowance for impairment is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows.

The Group monitors trade receivables on a regular basis to ensure that appropriate action is taken with slow paying customers. Many of the customers are large multinational companies which limits the extent of the credit risk.

The credit risk on liquid funds is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

Of the trade receivables balance at the end of the year, €1.8 million is due from Telenet Group Belgium, the Group’s largest customer. There are no other customers who represent more than 10 per cent of the total balance of trade receivables.

The Group’s maximum exposure to credit risk, gross of any collateral held, relating to its financial assets is equivalent to their carrying value. All financial assets have a fair value which is equal to their carrying value.

There are no significant credit risks arising from financial assets that are neither past due nor impaired.

Liquidity and cash flow risk

The Group is principally funded by reserves, bank loans and other loans. The Group maintains its cash funds in bank accounts. The Group’s policy is to minimise the risk by placing funds in risk free cash deposits.

The Group closely monitors its access to bank and other credit facilities and available cash in comparison to its outstanding commitments on a regular basis to ensure that it has sufficient funds to meet the obligations of the Group as they fall due. The Board receives regular cash flow forecasts so that management can ensure that its obligations can be satisfied or financing is put in place when required.

As at 30 June 2016, the Group's non-derivative financial liabilities have contractual maturities (including interest payments where applicable) as summarised below:

30 June 2016

	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	169	85	40
Other loans	80	81	1,539
Trade and other payables	3,923	926	946
	4,172	1,092	2,525

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

33.	Financial instruments (continued)

This compares to the maturity of the Group’s non-derivative financial liabilities in the previous reporting period as follows:

30 June 2015
	Current		Non-current
	within 6 months	6 to 12 months	1 to 5 years
	Eur'000	Eur'000	Eur'000

Bank loans	170	85	60
Trade and other payables	3,215	840	2,522
	3,385	925	2,582

Interest rate risk

At 30 June 2016, the Group had bank loans and other borrowings amounting to €1,994,000 (2015: €315,000). The Group’s borrowings are at fixed rates of interest and there is, therefore, no exposure to movements in interest rates.

Any surplus funds are deposited in interest bearing accounts at variable rates and are therefore exposed to movements in interest rates. Funds are deposited on a short term basis and interest rates are monitored by the Directors. The movement in interest rates would have an immaterial impact on the finances of the Group.

Foreign currency risk

The Group’s centre of operations is in Belgium and it is therefore exposed to currency movements of the Euro against the Pound Sterling. This is naturally hedged to some extent by the expenses incurred in Belgium. The Group does not enter into any forward exchange contracts to cover the remaining foreign exchange risk.

Sensitivity analysis

The Group faces currency exposures on the translation of the trading results and the net assets of the British subsidiaries. The year end and average exchange rates used when translating the results for the year from Pound Sterling to Euro are 1.2061 (2015: 1.4067) and 1.3351 (2015: 1.3120) respectively.

The following table details the sensitivity analysis of the movements of the Pound Sterling to the Euro for the Group’s results.

	2016	2015
	Eur’000	Eur’000

Impact on equity
10% increase in GBP fx rate against Euro	3,177	3,281
10% decrease in GBP fx rate against Euro	(3,177)	(3,281)
Impact on profit or loss
10% increase in GBP fx rate against Euro	(284)	124
10% decrease in GBP fx rate against Euro	284	(124)

Artilium plc

Notes to the consolidated financial statements

Year ended 30 June 2016

33.	Financial instruments (continued)

Capital management

The Group’s main objective when managing capital is to protect returns to shareholders by ensuring the Group will continue to trade in the foreseeable future. The Group also aims to maximise its capital structure of debt and equity so as to minimise its cost of capital.

The Group manages its capital with regard to the risks inherent in the business and the sector within which it operates by monitoring its gearing ratio on a regular basis.

The Group considers its capital to include share capital, share premium, translation reserve, retained earnings, interest in own shares, capital redemption reserve, share-based payment reserve and net debt as noted below.

Net debt includes short and long-term borrowings (including overdrafts and lease obligations) net of cash and cash equivalents.

34.	Safe harbour

This financial report contains a number of non-GAAP figures, such as adjusted EBITDA and Free cash flow. These non-GAAP figures should not be viewed as a substitute for Artilium’s GAAP figures.

Artilium defines adjusted EBITDA as operating result before interests, exchange result, taxes, depreciation and impairments of property, plant and equipment and client’s receivables and amortization and impairments of intangible assets.

Artilium defines free cash flow as follows: cash flows from operating activities minus capital expenditure. The notion is used as standard for the health of the company, by showing the ability of the company to generate cash to maintain the operations.

Artilium plc

Registered number: 03904535

Company statement of financial position

As at 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Non-current assets
Investments	38	27,106	26,146
		27,106	26,146
Current assets
Trade and other receivables	39	3,263	3,123
Cash and cash equivalents		-	44

		3,263	3,167
Total assets		30,369	29,313
Current liabilities
Trade and other payables	40	(4,712)	(2,136)
Borrowings		(400)	-
Net current (liabilities)/assets		(1,849)	1,031
Net assets		25,257	27,177
Equity
Share capital		19,601	15,415
Share premium		47,379	46,748
Merger relief reserve		1,488	1,488
Capital redemption reserve		6,503	6,503
Translation reserve		(4.279)	(199)
Retained deficit		(45,435)	(42,778)
Total equity		25,257	27,177

The financial statements were approved by the Board of Directors and authorised for issue on 3 November 2016. They were signed on its behalf by:

Jan-Paul Menke
Director
Company No, 039045

Artilium plc

Company statement of changes in equity

Year ended 30 June 2016

	Share capital	Share premium account	Merger relief reserve	Capital redemption reserve	Share-based payment reserve	Translation reserve	Retained deficit	Total
	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000	Eur’000

Balance at 1 July 2014	14,181	46,586	1,488	6,503	3,246	(3,362)	(44,292)	24,350
Nominal value of shares issued	1,234	-	-	-	-	-	-	1,234
Premium arising on issue of shares	-	162	-	-	-	-	-	162
Transaction with owners, recognised directly in equity	1,234	162	-	-	-	-	-	1,396
Gain for the period	-	-	-	-	-	-	1,218	1,218
Impairment losses on investments	-	-	-	-	-	-	(2,950)	(2,950)
Other comprehensive income - currency translation differences	-	-	-	-	-	3,163	-	3,163
Total comprehensive income for the period	-	-	-	-	-	3,163	(1,732)	1,431
Reclassification from one caption to another	-	-	-	-	(3,246)	-	3,246	-
Balance at 30 June 2015	15,415	46,748	1,488	6,503	-	(199)	(42,778)	27,177
Nominal value of shares issued	4,186	-	-	-	-	-	-	4,186
Premium arising on issue of shares	-	631	-	-	-	-	-	631
Transaction with owners, recognised directly in equity	4,186	631	-	-	-	-	-	4,817
Loss for the period	-	-	-	-	-	-	(2,657)	(2,657)
Other comprehensive income - currency translation differences	-	-	-	-	-	(4,080)	-	(4,080)
Total comprehensive income for the period	-	-	-	-	-	(4,080)	(2,657)	(6,737)
Balance at 30 June 2016	19,601	47,379	1,488	6,503	-	(4,279)	(45,435)	25,257

Artilium plc

Company Cash Flow Statement

Year ended 30 June 2016

		2016	2015
	Notes	Eur’000	Eur’000

Net cash used in operating activities	42	(186)	(904)
Investing activities
Acquisition of subsidiary undertakings		(258)	-
Net cash used in investing activities		(258)	-
Financing activities
Proceeds on issue of shares	23	-	921
New borrowings received		400	-
Net cash from financing activities		400	921
Net (decrease)/increase in cash and cash equivalents		(44)	17
Cash and cash equivalent at beginning of the year		44	27
Cash and cash equivalents at end of year		-	44

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

34.	Significant accounting policies

The separate financial statements of the Company are presented as required by the Companies Act 2006. As permitted by that Act, the separate financial statements have been prepared in accordance with International Financial Reporting Standards adopted by the European Union.

The financial statements have been prepared on the historical cost basis. The principal accounting policies adopted are the same as those set out in Note 2 to the consolidated financial statements except as noted below.

No income statement or statement of comprehensive income for the Company alone is presented as permitted by Section 408 of the Companies Act 2006.

Functional currency of parent Company

Management consider that the Company operates its own distinct management function, rather than being an extension of the operation of Artilium NV. The Company incurs expenses principally in Sterling, and funding raised by the Company to fund the Group's operations is primarily generated in Sterling. Management therefore consider the functional currency of the Company to be Sterling.

Receivables and payables from Group companies

Balances receivable and payable from Group companies are classified as loans and receivables, and carried at amortised cost.

Investments in subsidiaries

Investments in subsidiaries are stated at cost less, where appropriate, provisions for impairment.

Impairment losses recognised in comparative year

In the year ending 30 June 2015, the Group assessed the recoverable amount of the investment and receivable balance with Artilium NV, Artilium UK Limited and United Telecom NV and determined that the carrying value of the investments was impaired. The recognized impairment loss on the Artilium NV and United Telecom investment amounted to €2,950,000. The impairment on the Artilium UK Limited receivable has been increased by the amount at which the receivable itself increased over the year ended 30 June 2015. As a result the full receivable on Artilium UK Limited per 30 June 2015 has been impaired.

The recoverable amount of the investments in Artilium NV, Artilium UK Limited and United Telecom NV is determined based on a value in use calculation of these entities which uses cash flow projections based on financial budgets approved by the Directors covering a five-year period and a terminal value. The terminal value is based on the year five net cash flows forecast to perpetuity using a discount rate of 18.57% per annum, which is appropriate for the Company. The growth rate factor in the discounted cash flow model is estimated to be 2.5% (2014: 2.5%) in line with long term forecasts for economic growth. The sales growth rate used during the five year forecast is estimated to be around 5% based on management’s best estimate of the market opportunities.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

34.	Significant accounting policies (continued)

The recoverable amount of the investments in United Telecom NV is determined based on a value in use calculation of these entities which uses cash flow projections based on financial budgets approved by the Directors covering a five-year period and a terminal value. The terminal value is based on the year five net cash flows forecast to perpetuity using a pre-tax discount rate of 22.67%, which is appropriate for the Company. The growth rate factor in the discounted cash flow model is estimated to be 2.5% in line with long term forecasts for economic growth. The sales growth rate used during the five year forecast is estimated to be around 3%-5% based on management’s best estimate of the market opportunities.

The Directors have made assumptions about revenue in the near and longer term as part of this value in use calculation, which, due to the nature of the Company’s sales and the time-scales involved are not supported by sales contracts. There is thus uncertainty as to the amount of revenue that will be generated, however the Directors are confident that this calculation supports their assessment that the investment balance in Artilium NV is recoverable and not impaired.

Due to uncertainty over the timing of cash flows related to Artilium UK Limited, the Directors consider it to be prudent to provide in full for the investment and receivable balances related to this entity. The Directors believe these amounts will be ultimately recoverable, and the Company will continue to support this business.

The impairment loss has been included in the administrative expenses line item in the income statement.

Going concern

The Directors have adopted the going concern basis in preparing the financial statements for the Company. The company and its subsidiaries have sufficient financial resources to continue for a period not less than one year from the date of approval of these accounts. The directors monitoring the cash position of the Group on a regular basis and consider the various sources of finance available to the Group. Further the Directors intend to use their control of subsidiary undertakings to ensure that intergroup payables are not recalled in a why which would result in the company not being able to meet their liabilities as they fall due.

35.	Staff costs

The average monthly number of employees (including Executive Directors) was:

	2016	2015
	Eur’000	Eur’000

Administration	1	1

Their aggregate remuneration comprised:
Wages and salaries	79	79
	79	79

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

36.	Tax

	2016	2015
Current tax	-	-

Current tax is calculated at 20% (2015: 21%) of the estimated assessable gain for the year.

The charge/(credit) for the year can be reconciled to the loss per the income statement as follows:

	2016	2015
	Eur’000	Eur’000

Loss before tax from continuing operations	(2,657)	(1,732)

Tax expense at the theoretical domestic rates applicable to profits of taxable entities in the country concerned of 20% (2015: 21%)	(531)	(364)

Effects of:
Tax losses carried forward unutilized in the year	531	364
Tax credit for the year	-	-

At the balance sheet date, the Company has unused tax losses of €11,751,000 (2015: €9,299,000). No deferred tax asset has been recognised in respect of these items due to insufficient evidence of future available profits in the immediate future in the UK.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

37.	Subsidiaries

Details of the Company’s subsidiaries at 30 June 2016 are as follows:

	Place of incorporation ownership (or registration) and operation	Proportion of ownership interest and voting power held	Method used to account for investment	Principal activity

Artilium N.V	Belgium	100%	Acquisition accounting	Telecom
United Telecom N.V	Belgium	100%	Acquisition accounting	Telecom
Speak Up BVBA	Belgium	100%	Acquisition accounting	Telecom
Talking Sense BVBA	Belgium	100%	Acquisition accounting	Telecom
Artilium UK Limited	UK	100%	Acquisition accounting	Telecom
Artilium Trustee Company Limited	UK	100%	Acquisition accounting	Dormant
Comsys Telecom & Media BV	The Netherlands	100%	Acquisition Accounting	Telecom
Comsys Connect BV	The Netherlands	100%	Acquisition accounting	Telecom
Portalis BV	The Netherlands	100%	Acquisition accounting	Telecom
Livecom International BV	The Netherlands	100%	Acquisition accounting	Telecom
Comsys Connect GMBH	Germany	100%	Acquisition accounting	Telecom
Comsys Connect AG	Switzerland	100%	Acquisition accounting	Telecom
United Telecom BV	The Netherlands	100%	Acquisition accounting	Telecom

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

38.	Investments

Investment in subsidiary
Eur’000

At 1 July 2014	27,748
Exchange differences	3,514
At 30 June 2015	31,262
Additions	5,075
Exchange differences	(3,796)
At 30 June 2016	32,541

Provision
At 1 July 2014	1,922
Impairment losses on investments	2,950
Exchange differences	244
At 30 June 2015	5,116
Exchange differences	319
At 30 June 2016	5,435
Carrying amount
At 30 June 2015	26,146
At 30 June 2016	27,106

39.	Trade and other receivables

	2016	2015
	Eur’000	Eur’000

Prepayments and deferred expenses	6	6
Receivable from Group companies	3,257	3,117
	3,263	3,123

The Company holds no collateral against these receivables at the reporting date. The carrying amount of trade and other receivables approximates to their fair value.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

40.	Trade and other payables

	2016	2015
	Eur’000	Eur’000

Trade payables	48	56
Accruals	197	146
Payable to Group Companies	4,467	1,934
	4,712	2,136

Trade payables and accruals principally comprise amounts outstanding for trade purchases and ongoing costs. The Directors consider that the carrying amount of trade payables approximates to their fair value.

41.	Notes to the Company cash flow statement

	2016	2015
	Eur’000	Eur’000

Loss for the year	(2,657)	(1,732)

Adjustments for:
Provision for investments and receivable balances	-	3,016
Other	35	(107)
	(2,622)	1,177
Operating cash flows before movements in working capital
Increase in receivables	(140)	565
Decrease in payables	2,357	(2,646)
Cash used in operating activities	(186)	(904)

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

42.	Related party transactions

Trading transactions

During the year, the Company entered into the following transactions with related parties:

	Amounts owed by related parties
	2016	2015
	Eur’000	Eur’000

Artilium N.V	232	270
Artilium plc Employee Benefit Trust	1,749	2,055
United Telecom	1,276	792

The balance due from Artilium UK Limited of €3,080,000 (2015: €3,595,000) at 30 June 2016 has been fully provided for.

	Amounts payable to related parties
	2016	2015
	Eur’000	Eur’000

Artilium N.V	4,467	1,934

Artilium NV is a subsidiary of the Company.

The amounts outstanding are unsecured and will be settled in cash. No guarantees have been given or received.

Artilium plc Employee Benefit Trust purchased 3 million series 2 warrants at a price of 10 pence per warrant in December 2006. The warrants were then exercised at a price of 75 pence and converted into ordinary 5 pence shares by the Trust.

Remuneration of the Directors of the Company is disclosed on page 14.

Artilium plc

Notes to the Company financial statements

Year ended 30 June 2016

43.	Financial instruments

Financial risk management

The Group’s risk management policies are set out in Note 34 to the consolidated financial statements. These are equally applicable to the Company.

The book value of the Company’s financial instruments at the year-end is shown below:

		2016	2015
	Notes	Eur’000	Eur’000

Financial assets:
Loans and receivables:
Trade and other receivables	41	3,263	3,123
Cash and cash equivalents		-	44
		3,263	3,167
Financial liabilities:
Amortised cost:
Trade and other payables	42	4,515	1,990
Other borrowings		400	-

		4,515	1,990

44.	Events since the balance sheet date

In July 2016 Artilium plc entered into a strategic alliance with Green IT Globe NV ("Green IT Globe") to launch the OneApp platform in order to capture the mobile data cloud market. Furthermore, the Company has issued a loan note to Green IT Globe for a cash amount of €1,000,000. The loan note is repayable in full in July 2017 at a rate of ten per cent per annum and was financed by external parties.